UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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SCIPLAY CORPORATION
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April 26, 2021
Dear Stockholder:
You are cordially invited to attend the annual meeting of stockholders of SciPlay Corporation to be held at 11:00 a.m. PDT, with access beginning at 10:30 a.m., on Wednesday, June 9, 2021. This year’s annual meeting will be a virtual meeting of stockholders. We have designed the format of the virtual annual meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation. In order to attend the meeting, you must pre-register at http://viewproxy.com/SciPlayCorporation/2021 by June 8, 2021 at 11:59 p.m. EDT. You will be able to attend the annual meeting and vote during the annual meeting via a live webcast by visiting http://viewproxy.com/SciPlayCorporation/2021/vm.
At the meeting, we will be electing five members of our Board of Directors. We will also be asking our stockholders to approve an amendment and restatement to our Long-Term Incentive Plan to increase the number of shares of stock authorized for issuance thereunder. Finally, we will be asking our stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. These matters are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Whether or not you plan to attend the annual meeting, we encourage you to vote and submit your proxy in advance of the meeting using one of the advance voting methods described in the accompanying materials.
We look forward to hosting you at the annual meeting.

Sincerely,

Joshua J. Wilson
Chief Executive Officer
The accompanying Proxy Statement is dated April 26, 2021, and is first being mailed to our stockholders about or before April 28, 2021.

SCIPLAY CORPORATION
6601 Bermuda Road
Las Vegas, NV 89119

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
Notice is hereby given that the annual meeting of stockholders of SciPlay Corporation (the “Company”) will be held at 11:00 a.m. PDT on Wednesday, June 9, 2021, solely online via the Internet via a live webcast, for the following purposes:
1.To elect five members of the Company’s Board of Directors to serve for the ensuing year and until their respective successors are duly elected and qualified.
2.To approve an amendment and restatement to our Long-Term Incentive Plan to increase the number of shares authorized for issuance thereunder.
3.To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
4.To consider and act upon any other matter that may properly come before the meeting or any adjournment thereof.
Only stockholders of record at the close of business on April 12, 2021 (“the record date”) are entitled to receive notice of and to vote at the meeting and any adjournment thereof.
Access to the Virtual Meeting. The virtual meeting will begin promptly at 11:00 a.m. (PDT). Online access to the virtual meeting will open 30 minutes prior to the start of the annual meeting to allow time for attendees to log in and test their device’s audio system.
Log-in Instructions.  In order to attend the meeting, you must pre-register at http://viewproxy.com/SciPlayCorporation/2021 by June 8, 2021 at 11:59 p.m. EDT.
Submitting Questions. Questions may be submitted during registration.
Voting Prior to or at the Annual Meeting. An online portal is available to stockholders at www.proxyvote.com where stockholders of record as of the record date can view and download our proxy materials and 2020 Annual Report and vote their shares in advance of the annual meeting. Stockholders of record as of the record date may vote their shares during the annual meeting (up until the closing of the polls) by following the instructions provided during the meeting.
Technical Assistance. Technical assistance is available by e-mailing virtualmeeting@viewproxy.com or dialing the toll-free number 1-866-612-8937.

Whether or not you plan to attend the annual meeting, the Company urges stockholders of record as of the record date to vote and submit their proxy in advance of the meeting using one of the advance voting methods (see page 1 of the accompanying Proxy Statement for additional details).

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on June 9, 2021:
The Proxy Statement and 2020 Annual Report will be available about or before April 28, 2021 through the Investors link on our website at
www.sciplay.com or through www.proxyvote.com.

Dated: April 26, 2021	By Order of the Board of Directors

Michael F. Winterscheidt Chief Accounting Officer and Secretary

Appendix A:    Reconciliation of STIP Revenue to Revenue and Adjusted EBITDA and STIP AEBITDA to Net Income
Appendix B:    SciPlay Corporation Long-Term Incentive Plan

SCIPLAY CORPORATION
6601 Bermuda Road
Las Vegas, NV 89119
PROXY STATEMENT

GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of SciPlay Corporation (“SciPlay,” the “Company,” “we” or “us”) of proxies to be voted at the annual meeting of stockholders to be held at 11:00 a.m. PDT on Wednesday, June 9, 2021, solely online via the Internet via a live webcast, and any adjournment or postponement of the meeting for the purposes set forth in the Notice of Annual Meeting of Stockholders.
Explanatory Note
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the JOBS Act, including the compensation disclosures required of a “smaller reporting company”, as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. Similarly, we are also exempt from the chief executive officer pay ratio disclosure rules, as required under The Dodd-Frank Wall Street Reform and Consumer Protection Act. Our status as an emerging growth company will end as soon as any of the following takes place: (1) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (3) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or (4) the last day of the fiscal year ending after the fifth anniversary of the completion of our initial public offering (the “IPO”).
Notice and Access to Proxy Materials
We expect our proxy materials, including this Proxy Statement and our 2020 Annual Report, to be made available to stockholders about or before April 28, 2021 through the Investors link on our website at www.sciplay.com or through www.proxyvote.com. In accordance with the rules of the Securities and Exchange Commission (“SEC”), most stockholders will not receive printed copies of these proxy materials unless they request them. Instead, most stockholders will receive by mail a “Notice of Internet Availability of Proxy Materials” that contains instructions as to how they can view our materials online, how they can request copies be sent to them by mail or electronically by email and how they can vote online (the “Notice”).

Stockholders Entitled to Vote
All stockholders of record at the close of business on April 12, 2021 are entitled to vote at the meeting. At the close of business on April 12, 2021, 24,383,474 shares of Class A common stock and 103,547,021 shares of Class B common stock were outstanding, respectively. Each share of Class A common stock is entitled to one vote on all matters that properly come before the meeting and each share of Class B common stock is entitled to 10 votes on all matters that properly come before the meeting. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters described in this proxy statement.
Voting Procedures
You may vote your shares by proxy without attending the meeting. You may vote your shares by proxy over the Internet by following the instructions provided in the Notice, or, if you receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you are voting over the Internet or by telephone, you will need to provide the control number that is printed on the Notice or proxy card that you receive.
If you are the record holder of your shares, you may also vote your shares in during the annual meeting (up until the closing of the polls) by following the instructions provided during the annual meeting. If you are not the record holder of your shares (i.e., they are held in “street” name by a broker, bank or other nominee), you must first obtain a proxy issued in your name from the record holder giving you the right to vote the shares at the meeting.
Meeting Format
The 2021 annual meeting of stockholders will be a virtual meeting format due to public meeting restrictions and continued health concerns related to the COVID-19 pandemic. Stockholders will only be able to access the annual meeting virtually. The Company has designed the format of the virtual annual meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation. More information about the online annual meeting is provided in this proxy statement.
Voting Matters
Stockholders are being asked to vote on the following matters at the annual meeting:

Proposal	Board’s Recommendation
Proposal 1: Election of Directors (page 5)	FOR each Nominee
The Board and the Nominating and Corporate Governance Committee believe that the five director nominees possess a combination of qualifications, experience and judgment necessary for a well-functioning Board and the effective oversight of the Company.

Proposal 2: Approval of an Amendment and Restatement of the Company’s Long-Term Incentive Plan (the “LTIP”) (page 33)	FOR
The Board and the Compensation Committee have approved an amendment and restatement of the LTIP to increase the number of shares authorized for issuance thereunder by 3,000,000 shares. The Company is asking stockholders to approve the amendment and restatement of the LTIP so that the Company will be able to continue to, among other things, attract, retain, motivate and reward executives, employees, directors and other persons who provide services to the Company and encourage long-term service by such individuals.

Proposal 3: Ratification of the Appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s Independent Registered Public Accounting Firm (page 43)	FOR
The Audit Committee has appointed Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s appointment of Deloitte.

All valid proxies received prior to the meeting will be voted in accordance with the instructions specified by the stockholder. If a proxy card is returned without instructions, the persons named as proxy holders on your proxy card will vote in accordance with the above recommendations of the Board.
With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
Changing Your Vote
A stockholder may revoke a proxy at any time prior to its being voted by delivering written notice to the Secretary of the Company, by delivering a properly executed later-dated proxy (including over the Internet or by telephone) or by voting at the meeting.
Quorum
The presence, including by proxy (regardless of whether the proxy has authority to vote on all matters), of the holders of shares representing a majority of the voting power of the Company’s outstanding shares of capital stock at the meeting constitutes a quorum for the transaction of business.

Vote Required
Assuming a quorum is present, directors will be elected (Proposal 1) by a plurality of the votes cast in person or by proxy at the meeting.
Each of the other proposals requires the affirmative vote of a majority of the votes cast at the meeting.
Effect of Withheld Votes or Abstentions
If you “WITHHOLD” your vote in the election of directors or “ABSTAIN” (rather than vote “FOR” or “AGAINST”) with respect to any other proposal, your shares will count as present for purposes of determining whether a quorum is present, but will have no effect on the outcome of the election or such proposal, as applicable.
Effect of Broker Non-Votes
A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power on that item and has not received specific instructions from the beneficial owner. If any broker “non-votes” occur at the meeting, the broker “non-votes” will count for purposes of determining whether a quorum is present but will not have an effect on the outcome of any proposals. A broker or other nominee holding shares for a beneficial owner may not vote these shares with respect to the election of directors (Proposal 1) or approval of an amendment and restatement to the Long-Term Incentive Plan to increase the number of shares of stock authorized for issuance thereunder (Proposal 2) without specific instructions from the beneficial owner as to how to vote with respect to such proposals. Brokers and other nominees will have discretionary voting power to vote without instructions from the beneficial owner on the ratification of the appointment of our independent registered public accounting firm (Proposal 3) and, accordingly, your shares may be voted by your broker or nominee on Proposal 3 without your instructions.
Our Relationship with Scientific Games Corporation
On May 7, 2019, we completed the IPO of our Class A common stock, which is traded on The NASDAQ Stock Market under the symbol “SCPL.” We also have issued and outstanding shares of Class B common stock. On all matters submitted to a vote of our stockholders, our Class B common stock entitles its owners to 10 votes per share (for so long as the number of shares of our common stock beneficially owned by certain Scientific Games Corporation (“Scientific Games”) affiliates represents at least 10% of our outstanding shares of common stock and, thereafter, one vote per share), and our Class A common stock entitles its owners to one vote per share. As of December 31, 2020, Scientific Games owned all of the outstanding Class B common stock, which represents approximately 81.9% of our total outstanding shares of common stock and approximately 97.8% of the combined voting power of both classes of our outstanding common stock. As long as Scientific Games continues to control shares representing a majority of our combined voting power, it will generally be able to determine the outcome of all corporate actions requiring stockholder approval.

PROPOSAL 1

ELECTION OF DIRECTORS
The Board is elected by our stockholders to oversee the management of the business and affairs of the Company. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved for or shared with stockholders. The Board appoints our executives, who are charged with conducting the business and affairs of the Company, subject to oversight by the Board.

Nominees for Election
The Board has nominated for election as a director to the Board the five persons named below to serve for a one-year term until the next annual meeting of stockholders of the Company and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Each of the director nominees served as a director during 2020 and is presently serving as a director.
The Board recommends that you vote in favor of the election of each of the nominees named below as directors of the Company for the ensuing year, and the persons named as proxies on the enclosed proxy card will vote the proxies received by them for the election of each of the nominees unless otherwise specified on those proxy cards. All of the nominees have indicated a willingness to serve as directors. However, if any nominee becomes unavailable to serve before the election, proxies may be voted for a substitute nominee selected by the Board, or the Board may decide to reduce the number of directors.
The name, age (as of April 2, 2021), business experience and certain other information regarding each of the nominees for director are set forth below.

Name	Age	Position with the Company	Director Since
Barry L. Cottle	59	Director (Executive Chairman)	2019
Joshua J. Wilson	45	Director; Chief Executive Officer	2019
Gerald D. Cohen	71	Director	2019
Michael Marchetti	52	Director	2019
William C. Thompson, Jr.	67	Director	2019

Barry L. Cottle has served as Executive Chairman since April 2019. Mr. Cottle has also served as President and Chief Executive Officer of Scientific Games since June 2018 (see “Our Relationship with Scientific Games Corporation” for information on our relationship with Scientific Games). Mr. Cottle joined Scientific Games as Chief Executive, SG Interactive, in August 2015 to lead the strategy and growth plans of the Interactive group. Before joining Scientific Games, Mr. Cottle served as Vice Chairman of Deluxe Entertainment Services Group Inc. from February 2015 until August 2015 while concurrently serving as Senior Vice President of Technology at MacAndrews & Forbes Incorporated from February 2015 until August 2017, where he helped drive digital innovation. Prior to that, he was the Chief Revenue Officer and Executive Vice President-Games for Zynga Inc. from January 2012 until October 2014, where he led corporate and business development, strategic partnerships, distribution, marketing and advertising and ultimately the Social Casino group. Previously, Mr. Cottle served as the Executive Vice President-Interactive for Electronic Arts Inc. from August 2007 to January 2012. Earlier in his career, Mr. Cottle served as the Founder/Chief Executive Officer of Quickoffice, Inc.; Chief Operating Officer of Palm, Inc.; and Senior Vice President of Disney TeleVentures, a division of The Walt Disney Company dedicated to creating interactive online/TV experiences.
Joshua J. Wilson has served as Chief Executive Officer since April 2019. Mr. Wilson has also served as Chief Operating Officer and Senior Vice President for our business since April 2016 to drive marketing, technology, production and product management for our business, after previously serving as the Vice President of Product and Operations, Vice President of Product and Executive Director Social Gaming Products. From June 2012 to December 2013, Mr. Wilson was Senior Director of Social Products and Director of Social Gaming for WMS Industries, Inc. (“WMS”), which was acquired by Scientific Games in 2013, overseeing web development, analytics and road mapping while creating a business intelligence system and launching our social casino games Jackpot Party Casino and Gold Fish Casino. Mr. Wilson served with Phantom EFX, LLC from March 2001 to June 2012, when Phantom was acquired by WMS, as the Director of Online Gaming and Engineering Supervisor.
Gerald D. Cohen has served as a member of our board of directors since April 2019. Mr. Cohen retired as a partner from Ernst & Young LLP, or E&Y, in 2012 after a 40-year career where he served on the partner advisory council from 2003 through 2006. During his career at E&Y, he held both client-serving and firm leadership positions, and he served as senior audit assurance partner on a variety of clients ranging from Fortune 500 companies to emerging companies and including MacAndrews & Forbes Incorporated. He also was a leader in the development and automation of E&Y's approach to audits. Mr. Cohen has a B.S. and M.B.A. from Lehigh University and became a CPA in 1973.
Michael Marchetti has served as a member of our board of directors since July 2019. He has served as Chief Financial Officer of Age of Learning, Inc., a leading education technology innovator, creating engaging and effective learning resources for children, since 2014. Prior to Age of Learning, Inc., Mr. Marchetti was Chief Executive Officer of Buffalo Studios, LLC, the creator of the Bingo Blitz social game, until its acquisition by Caesars Interactive Entertainment, Inc. in 2012. Mr. Marchetti started his mobile and interactive career as a founding executive and Chief Financial Officer of JAMDAT Mobile Inc. in 2000, one of the first publicly traded mobile gaming companies in the U.S., until its acquisition by Electronic Arts Inc. (“Electronic Arts”) in 2006. At Electronic Arts, Mr. Marchetti held various senior executive roles between 2006 and 2011, including as Senior Vice President and Chief Operating Officer of Electronic Arts' Interactive division. Mr. Marchetti also served on the Board and as Chairman of the Audit Committee for TechStyle Fashion Group, a global fashion and lifestyle company, from September 2014 until September 2019. Mr. Marchetti began his career on Wall Street as a corporate lawyer at Cahill Gordon & Reindel LLP and later as an investment banker at Merrill Lynch & Co., Inc.
William C. Thompson, Jr. has served as a member of our board of directors since April 2019. Since 2019, Mr. Thompson has served as Executive Committee Member and Owner of American Triple I Partners, LLC, which manages private equity investments in infrastructure. In addition, Mr. Thompson has served since 2015 as Partner,

Chief Administrative Officer and Senior Managing Director of Siebert Williams Shank & Co., LLC, an investment banking and financial services company, where he also served as Chief Administrative Officer and Senior Managing Director from 2010 through 2015. Since 2018, Mr. Thompson has served as a management trustee on the Board of Trustees of the AFL-CIO Housing Investment Trust, an investment company registered under the Investment Company Act of 1940. Mr. Thompson was also elected for two consecutive terms as New York City Comptroller from 2002 through 2009. Mr. Thompson graduated with a B.A. from Tufts University.
Qualifications of Directors
Our directors are responsible for overseeing the management of the Company’s business and affairs, which requires highly skilled and experienced individuals. The Nominating and Corporate Governance Committee is responsible for evaluating and making recommendations to the Board concerning the appropriate size and needs of the Board with the objective of maintaining the necessary experience, skills and independence on the Board. Other than the minimum age requirement specified in the Nevada Revised Statutes, the Nominating and Corporate Governance Committee and the Board do not have specific qualifications that must be met by a candidate for director. However, the Nominating and Corporate Governance Committee and the Board believe that there are general qualifications that are applicable to all directors and other skills and experience that should be represented on the Board as a whole, but not necessarily by each director. The Nominating and Corporate Governance Committee and the Board consider the experience and qualifications of prospective directors individually and in the context of the Board’s overall composition, and make no distinction in the evaluation of nominees recommended by our directors or executive officers, third parties or our stockholders in accordance with the provisions contained in our Amended and Restated Bylaws.
In its assessment of prospective directors, the Nominating and Corporate Governance Committee and the Board generally consider, among other factors, the individual’s character and integrity, experience, judgment, independence and ability to work collegially, as well as the ability of a potential nominee to devote the time and effort necessary to fulfill his or her responsibilities as a director. The Nominating and Corporate Governance Committee and the Board also assess particular qualifications, attributes, skills and experience that they believe are important to be represented on the Board as a whole, in light of the Company’s business. These include a high level of financial literacy, relevant chief executive officer or similar leadership experience, social gaming industry experience, experience with global operations, exposure to the development and marketing of technology products and legal and regulatory experience.
As a matter of practice, the Nominating and Corporate Governance Committee and the Board also consider the diversity of the backgrounds and experience of prospective directors as well as their personal characteristics (e.g., gender, ethnicity, age) in evaluating, and making decisions regarding, Board composition, in order to facilitate Board deliberations that reflect a broad range of perspectives. The Nominating and Corporate Governance Committee and the Board believe that the Board is comprised of a diverse group of individuals.

The Nominating and Corporate Governance Committee and the Board believe that each nominee has valuable individual skills and experiences that, taken together, provide the variety and depth of knowledge, judgment and vision necessary for the effective oversight of the Company. As indicated in the foregoing biographies, the nominees have extensive experience in a variety of fields, including the Company’s industry (Messrs. Cottle, Wilson and Marchetti), technology (Messrs. Cottle, Wilson and Marchetti), management and/or operations (all directors), financial services (Messrs. Marchetti and Thompson), corporate governance (Messrs. Cohen and Thompson) and public accounting (Mr. Cohen), each of which the Board believes provides valuable knowledge about important elements of our business. Most of our nominees have leadership experience at major companies or organizations that operate inside and outside the United States and/or experience on other companies’ boards, which provides an understanding of ways other companies address various business matters, strategies, corporate governance and other issues. As indicated in the foregoing biographies, the nominees have each demonstrated significant leadership skills, including as a chief executive officer (Messrs. Cottle, Wilson and Marchetti), as a partner, chief administrative officer and senior managing director of an investment banking and financial services company (Mr. Thompson) and as a partner and member of the partner advisory council of a major accounting firm (Mr. Cohen). Mr. Thompson has extensive public policy, government and regulatory experience, which can provide valuable insight into issues faced by companies in industries such as that of the Company. Messrs. Cottle, Wilson and Marchetti have served as senior executives and directors of other gaming and entertainment companies, which service has given them deep knowledge of the Company and its businesses and directly relevant management experience. The Nominating and Corporate Governance Committee and the Board believe that these skills and experiences, together with their other qualities, qualify each nominee to serve as a director of the Company.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE FIVE NOMINEES
Corporate Governance
Overview. The Company is committed to good corporate governance, which we believe promotes the long-term interests of our stockholders and strengthens Board and management accountability. Highlights of our corporate governance structure and policies include:

Corporate Governance Highlights
•Annual election of all directors	•Executive compensation based on pay-for-performance philosophy
•Three independent director nominees under all applicable rules and regulations of NASDAQ	•Absence of an “anti-takeover” rights plan and other “anti-takeover” provisions
•Regular executive sessions of independent directors	•Code of Business Conduct (and related training)
•Separate Executive Chairman and Chief Executive Officer roles	•Director and officer stock ownership guidelines
•Regular Board and committee self-evaluations	•Consideration of diversity in decisions regarding Board composition
•Risk management oversight by the Board and committees	•Anti-hedging and anti-pledging policies
•Cash and equity compensation clawback policy
Director Independence. As the Company is a “controlled company” within the meaning of the NASDAQ Stock Market rules, the Board is not required to, but may, from time to time, have a majority of directors who meet the criteria for independence required by NASDAQ. The Board has adopted Director Independence Guidelines as a basis for determining whether individual directors are independent under the standards of the NASDAQ Stock Market rules. This determination, which is made annually, helps assure the quality of the Board’s oversight of management and reduces the possibility of damaging conflicts of interest. Under these standards, a director will not qualify as independent if:
(1)the director has been employed by the Company (or any subsidiary) at any time within the past three years, other than service as an interim executive officer for a period of less than one year;
(2)the director has an immediate family member who has been employed as an executive officer of the Company (or any subsidiary) at any time within the past three years;
(3)the director or an immediate family member of the director has accepted any compensation (including any political contribution to a director or family member) from the Company (or any subsidiary) in excess of $120,000 during any period of 12 consecutive months within the past three years other than (a) for Board or Board committee service, (b) in the case of the family member, as compensation for employment other than as an executive officer, (c) benefits under a tax-qualified retirement plan or non-discretionary compensation or (d) compensation for service as an interim executive officer for a period of less than one year;
(4)the director or an immediate family member of the director is a partner, controlling shareholder or executive officer of an organization (including a charitable organization) that made payments to, or received payments from, the Company for property or services in the current year or in any of the past three years that exceed the greater of 5% of the recipient’s consolidated gross revenues or $200,000, other than (a) payments arising solely from investments in the Company’s securities or (b) payments under non-discretionary charitable contribution matching programs;
(5)the director or an immediate family member of the director is employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or
(6)the director or an immediate family member of the director is a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.
In applying these standards, the Board determined that each of Messrs. Cohen, Marchetti and Thompson qualifies as an independent director, and none has a business or other relationship that would interfere with the director’s exercise of independent judgment. Messrs. Cottle and Wilson do not qualify as independent directors.
The full text of the Board’s Director Independence Guidelines, including information on the additional independence requirements applicable to Board committee members, can be accessed through the Investors - Corporate Governance link on our website at www.sciplay.com.
Corporate Governance Guidelines. The Board has adopted Corporate Governance Guidelines that outline the structure, role and functioning of the Board and address various governance matters including director independence, the Board selection process, length of Board service, Board meetings and executive sessions of independent directors, Board and committee performance evaluations and management succession planning. The full text of these guidelines can be accessed through the Investors - Corporate Governance link on our website at www.sciplay.com.
Board Leadership Structure. As described above, all of the director nominees qualify as independent directors, other than Mr. Cottle, our Executive Chairman, and Mr. Wilson, our Chief Executive Officer. The Audit and Nominating and Corporate Governance Committees are comprised entirely of independent directors. The Compensation Committee is comprised entirely of independent directors and, during a portion of 2020, maintained a subcommittee comprised of two independent directors for purposes of approving equity awards for directors and executive officers. The Board has the flexibility to select the leadership structure that is most appropriate for the Company and its stockholders and has determined that the Company and its stockholders are best served by not having a formal policy regarding whether the same individual should serve as both Executive Chairman of the Board and Chief Executive Officer. This approach allows the Board to elect the most qualified director as Executive Chairman of the Board, while maintaining the ability to separate the Executive Chairman of the Board and Chief Executive Officer roles when deemed appropriate. The Executive Chairman of the Board and Chief Executive Officer roles are currently held by two different individuals.
The Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the independent members of the Board.

Board’s Role in Risk Oversight. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management, including ensuring that sufficiently robust risk and compliance policies and procedures are in place and are functioning properly to bring key risk and compliance matters to the Board’s attention. The Board exercises these responsibilities on an ongoing basis as part of its meetings and through the Board’s committees, each of which examines various components of enterprise risk as part of its responsibilities. An overall review of risk is inherent in the Board’s consideration of the Company’s strategies and other matters presented to the Board, including financial matters, investments, acquisitions and divestitures. An overall review of risk is inherent in the Board’s consideration of the Company’s strategies, such as product and market concentration, competition, acquisitions and divestitures and business transformation, and other matters presented to the Board, including operational risks, such as information technology, cybersecurity, personnel and supply chain; financial risks, such as financial reporting, valuation, market and liquidity risks; compliance risks; and environmental, social and governance risks, such as sustainability, social responsibility, diversity, equity and inclusion, management structure and employee compensation. The Board’s role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for managing the Company’s risk exposure, and the Board and its committees providing oversight of those efforts.
The Company has implemented internal processes and controls to identify and manage risks and to communicate with the Board regarding risk management. These include an enterprise risk management program, regular internal management meetings that identify risks and discuss risk management, a Code of Business Conduct (the “Code”) (and related training), a strong ethics and compliance function, regular cybersecurity, data flow and data privacy assessments, such as evaluation of network security measures and data protection safeguards, an internal and external audit process, such as testing controls, and internal approval and signature authority processes and legal department review of contracts. In connection with these processes and controls, management regularly communicates with the Board, Board committees and individual directors regarding identified risks and the management of these risks. Individual directors often communicate directly with senior management on matters relating to risk management. In particular, the Board committee chairs regularly communicate with members of senior management, including the Chief Executive Officer, to discuss potential risks in connection with accounting and audit matters, compensation matters, compliance matters and financing-related matters.
The Board committees, which meet regularly and report to the full Board, play significant roles in carrying out the Board’s risk oversight function. In particular, the Audit Committee oversees related party transactions and risks related to the Company’s financial statements, the financial reporting process and accounting. The Audit Committee also oversees the internal audit function, which is provided through the Intercompany Services Agreement with Scientific Games, and regularly meets with both the Vice President of Internal Audit of Scientific Games (who reports functionally to the Audit Committee and administratively to the Chief Financial Officer of Scientific Games) and representatives of the Company’s independent registered public accounting firm. The Compensation Committee evaluates risks associated with the Company’s compensation programs and senior executive succession planning and discusses with management procedures to identify and mitigate such risks. The

Nominating and Corporate Governance Committee oversees risks related to the composition and structure of the Board and succession planning for the Chairman of the Board and the Chief Executive Officer and other senior management positions.
Board Meetings. The Board held a total of four meetings during 2020, all of which included executive sessions held with independent directors only. During 2020, all incumbent directors attended at least 75% of the total number of meetings of the Board and committees of the Board on which they served.
Board Committees. The Board has three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. All committees are comprised solely of independent directors.
Mr. Jay Penske, who is a member of the Board and the Compensation Committee is not being nominated for re-election. Mr. Penske’s directorship will expire simultaneously with the election of directors at the annual meeting, at which time he will no longer be a member of the Compensation Committee. The Board has approved charters for each Board committee, which can be accessed through the Investors - Corporate Governance link on our website at www.sciplay.com. The current membership of each committee is as shown in the table below.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Gerald D. Cohen (Chair)	William C. Thompson, Jr. (Acting Chair)	Gerald D. Cohen (Acting Chair)
Michael Marchetti	Jay Penske	Michael Marchetti
William C. Thompson, Jr.

Audit Committee. The Audit Committee is responsible for hiring the Company’s independent registered public accounting firm and for overseeing the accounting, auditing and financial reporting processes of the Company. In the course of performing its functions, the Audit Committee reviews, with management and our independent registered public accounting firm, the Company’s internal accounting controls, the financial statements, the report and recommendations of our independent registered public accounting firm, the scope of the audit and the qualifications and independence of the auditor. The Audit Committee’s responsibilities also include oversight of the Company’s internal audit function and compliance with the Code by employees, officers, directors and other representatives of the Company. The Board has determined that each member of the Audit Committee is independent under the listing standards of the NASDAQ Stock Market, the independence standards under the Exchange Act and the Company’s Director Independence Guidelines, and that each of Messrs. Cohen and Thompson qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K of the rules of the SEC. The Audit Committee held five meetings during 2020.
Compensation Committee. The Compensation Committee sets the compensation of the Chief Executive Officer and other senior executives of the Company, administers the equity incentive plans and executive compensation programs of the Company, determines eligibility for, and awards under, such plans and programs and makes recommendations to the Board with regard to the adoption of new employee benefit plans and equity incentive plans and with respect to the compensation program for non-employee directors. As a “controlled company” within the meaning of the NASDAQ rules, the Compensation Committee is not required to consist solely of independent directors. The Board has determined both of the members of the Compensation Committee are independent under the listing standards of the NASDAQ Stock Market and the Company’s Director Independence Guidelines. In addition, during a portion of 2020, the Compensation Committee maintained a subcommittee, comprised solely of two independent directors who were also “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act, for purposes of approving equity awards for directors and executive officers. The Compensation Committee held three meetings during 2020.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for identifying individuals who are qualified to become directors, recommending nominees for membership on the Board and on committees of the Board, reviewing and recommending corporate governance principles, procedures and practices and overseeing the annual self-assessments of the Board and its committees. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the listing standards of the NASDAQ Stock Market and the Company’s Director Independence Guidelines. The Nominating and Corporate Governance Committee held three meetings during 2020.
Other than the minimum age requirement specified in the Nevada Revised Statutes, the Nominating and Corporate Governance Committee does not have specific qualifications that must be met by a candidate for director and will consider individuals suggested as candidates by our stockholders in accordance with the provisions contained in our Amended and Restated Bylaws. Each notice of nomination submitted in this manner must contain the information specified in our Amended and Restated Bylaws, including, but not limited to, information with respect to the beneficial ownership of our common stock held by the proposing stockholder and any voting or similar agreement the proposing stockholder has entered into with respect to our common stock. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. If the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary of the preceding year’s annual meeting of stockholders, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the annual meeting of stockholders and no later than the later of (i) the 90th day prior to the annual meeting of stockholders or (ii) the tenth day following the day on which we publicly announce the date of the annual meeting of stockholders if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting.
Each notice of nomination should include the nominee’s qualifications and other relevant biographical information and provide confirmation of the nominee’s consent to serve as a director. The Nominating and Corporate Governance Committee will review the candidate’s background, experience and abilities, and the contributions the candidate can be expected to make to the collective functioning of the Board and the needs of the Board at the time. Candidates have been identified through recommendations made by our directors, executive officers or third parties. The Nominating and Corporate Governance Committee anticipates that it would use these sources as well as stockholder recommendations to identify candidates in the future. The Nominating and Corporate Governance Committee from time to time engages one or more search firms to assist in identifying potential Board nominees, and we may pay such firms a fee for conducting such searches to identify and/or evaluate suitable candidates.
Stockholder Communications with Directors. Stockholders may communicate with the Board or an individual director by sending a letter to the Board or to a director’s attention care of the Secretary of the Company at SciPlay Corporation, 6601 Bermuda Road, Las Vegas, NV 89119. The Secretary will open, log and deliver all such correspondence (other than advertisements, solicitations or communications that contain offensive or abusive content) to directors on a periodic basis, generally in advance of each Board meeting.
Attendance at Stockholders’ Meetings. The Company encourages directors to attend the annual stockholders’ meeting. Last year, three of the eight directors then serving attended the annual meeting.
Compensation Committee Interlocks and Insider Participation. None of the independent members of the Compensation Committee (i) has ever been an officer or employee of the Company or (ii) was a participant in a Related Person Transaction (as defined in “Certain Relationships and Related Person Transactions”) in 2020. None of the Company’s executive officers, other than Mr. Cottle, serves, or in 2020 served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving, or who in 2020 served, as a member of the Company’s Board or the Compensation Committee. Mr. Cottle serves, and in 2020 served, as an executive officer and member of the board of directors of both our Company and Scientific Games.
Code of Business Conduct. The Board has adopted a Code of Business Conduct, or the Code, that applies to all of our officers, directors and employees. The Code sets forth fundamental principles of integrity and business ethics and is intended to ensure ethical decision making in the conduct of professional responsibilities. Among the areas addressed by the Code are standards concerning conflicts of interest, confidential information and compliance with laws, regulations and policies. The full text of the Code can be accessed through the Investors - Corporate Governance link on our website at www.sciplay.com.
No Hedging and No Pledging Policies. The Board also approved a policy prohibiting directors, officers and employees from hedging or engaging in transactions or similar arrangements designed to protect against declines in the market price of our securities (including the securities of the Company’s affiliates) and, in February 2021, adopted a policy prohibiting employees, officers and directors from holding the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan. In particular, employees, officers and directors may not:
•purchase or sell options (e.g., puts, calls and collars) relating to our securities;
•purchase or sell other derivative securities designed to hedge or offset any decrease in the market value of our securities;
•engage in short sales of the Company’s securities, including a “sale against the box”; or

•have standing orders regarding the Company’s securities unless used only for a very brief period of time, except for purchases and sales under a Rule 10b5-1 trading plan that is approved by the Chief Legal Officer of Scientific Games;
•hold the Company’s securities in a margin account; or
•pledge the Company’s securities as collateral for a loan.
Other Policies
Stock Ownership Policy. In February 2020, the Compensation Committee approved stock ownership guidelines that require covered individuals to own the lesser of (i) a number of shares of our Class A common stock equal to a specified multiple of annual base salary (or in the case of non-employee directors, annual cash retainer for Board service) divided by the preceding 200-day average closing price of such shares and (ii) a fixed number of shares of our Class A common stock, as shown in the table below. Shares of Class A common stock held directly or indirectly, including time-vesting restricted stock units (“RSUs”), will count for purposes of the policy, whereas outstanding (vested or unvested) stock options and performance-conditioned RSUs will not count. We expect covered individuals who do not meet the ownership requirements to retain at least 50% of the shares of our common stock that vest or are acquired upon exercise of stock options, net of applicable taxes, until the ownership requirements are met. All of our current directors and covered executives will have until January 1, 2025 to satisfy the required level of ownership.

Position	Guideline Ownership Level
Lesser of:
Executive Chairman* and Chief Executive Officer	Five times annual base salary	155,000 Shares
Chief Financial Officer	Two times annual base salary	40,000 Shares
Other Executive Officers reporting to the Chief Executive Officer	One times annual base salary	15,000 Shares
Non-Executive Officer members of the Board	Five times annual board retainer	10,000 Shares
* Since the Executive Chairman does not receive a base salary from us, the 155,000 share limit applies.
Clawback Policy. In February 2020, the Compensation Committee also approved a clawback policy, under which the Compensation Committee may, in its discretion, take any one or more of the following actions in the event of a restatement of our financial statements that the Compensation Committee determines was due to an executive’s fraud or gross misconduct:
•cancel the executive’s outstanding incentive compensation awards (defined as cash bonus and equity compensation under the Company’s incentive bonus plans or equity incentive plans, whether or not vested);
•disqualify the executive from receiving future incentive compensation awards;
•recoup incentive compensation paid or awarded to the executive from and after the date that is one year before the events giving rise to the restatement were discovered; and/or

•recoup the executive’s gains from the sale of shares awarded as incentive compensation or the exercise of stock options from and after the date that is one year before the events giving rise to the restatement were discovered.
The Compensation Committee and the Board will review and consider updates to this policy from time to time. In addition, to the extent that the SEC adopts final rules for clawback policies that require changes to our policy, we will revise our policy accordingly.

Director Compensation
The following describes the compensation paid to each of our directors in 2020, but excluding the compensation of Mr. Wilson, who also served as Chief Executive Officer of the Company during 2020 and whose compensation is disclosed in “Executive Compensation”.
Non-Employee Director Compensation. The compensation program for directors other than Messrs. Cottle and Wilson (“Eligible Directors”) consists of annual retainers and equity awards (the “Eligible Director compensation program”). In 2020, under the Eligible Director compensation program, Eligible Directors were entitled to receive:
(1)an annual retainer for service on the Board of $36,000;
(2)an annual retainer for the chairs of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of $25,000, $15,000 and $10,000, respectively; and
(3)an annual grant of RSUs with a grant date value of $144,000 and a 1-year vesting schedule.
New Eligible Directors generally receive an annual grant of RSUs as described above upon joining the Board.
The elements of the Eligible Director compensation program are evaluated and determined by the Compensation Committee, which takes into account competitive director compensation data provided by its independent compensation consultant, Compensation Advisory Partners LLC, or CAP, for companies in related industries as well as a general industry group of comparably sized companies. The Compensation Committee uses the comparative data provided by CAP as a general indicator of relevant market conditions, but does not set specific benchmark targets for total director compensation or for individual elements of the Eligible Director compensation program.
Awards of RSUs are generally subject to forfeiture if an Eligible Director leaves the Board prior to the scheduled vesting date for any reason, except that the vesting of such awards would accelerate in full upon an Eligible Director ceasing to serve on the Board due to death or disability.
For all Eligible Directors, the number of RSUs awarded in 2020 was determined by dividing the grant date value of $144,000 by the average of the high and low sales prices of our Class A common stock on the trading day immediately prior to the grant date and rounding down to the nearest whole number. As a result, 9,561 RSUs were awarded to each Eligible Director in 2020.
Eligible Directors with unexcused absences exceeding 25% of the meetings held by the Board and committees on which they served in the prior year are not eligible to receive an annual award of RSUs except that Eligible Directors with less than six months of service in the prior year are not subject to such threshold with respect to the first grant made after becoming a director. All Eligible Directors serving at the time of grant (June 2020) satisfied the attendance requirements applicable for the 2020 annual awards.
In addition, separate from his services as a director, Mr. Pinson provided the Company with strategic advice, shaping and directing the Company’s corporate development and strategy. Mr. Pinson was compensated for such services through a grant of 312,500 performance-conditioned restricted stock units (“PRSUs”), the terms of which were described in our 2020 Proxy Statement filed on April 28, 2020 (the “2020 Proxy Statement”). Pursuant to the terms of Mr. Pinson’s PRSUs, the award remained outstanding and eligible to vest based on actual performance following his conclusion of services to SciPlay.
Mr. Cottle did not receive any compensation in respect of his services as a director or executive officer of the Company in 2020, having received a grant of 750,000 PRSUs in 2019 with the same performance goals as Mr. Pinson, the terms of which were also described in the 2020 Proxy Statement, which were intended to compensate him for his services as Executive Chairman. In early 2021, the Compensation Committee determined actual performance achieved with respect to the PRSUs granted to Messrs. Cottle and Pinson, as shown below, resulting in Messrs. Cottle and Pinson vesting in 494,250 and 205,938 PRSUs, respectively:

	2020 PRSU Achievement*
Metric	Weighting	Threshold Performance Level (1)	Target Performance Level (2)	Actual Performance
Short Term Incentive Plan (“STIP”) Revenue Growth (compared to 2017)	33%	$120	$360	$218
STIP AEBITDA Growth (compared to 2017) (3)	67%	$50	$150	$103
____
* All dollar values in millions.
(1)    Below threshold performance results in forfeiture of the PRSUs.
(2)    Target performance results in full vesting of the PRSUs.
(3)    Each of STIP Revenue and STIP AEBITDA is a non-GAAP financial measure, with reconciliation provided in Appendix A.
Director Compensation for 2020. The table below shows the compensation earned by each of our directors for 2020, other than Messrs. Cottle and Wilson, whose compensation is reflected in the Summary Compensation Table below.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Barry L. Cottle(3)	-	-	-
Gerald D. Cohen	61,000	143,989	204,989
Michael Marchetti	36,000	143,989	179,989
Jay Penske	36,000	143,989	179,989
M. Mendel Pinson(4)	38,250	143,989	182,239
William C. Thompson, Jr.	36,000	143,989	179,989
Frances F. Townsend(4)	34,500	143,989	178,489
________
(1)     Reflects annual retainers earned by Eligible Directors for 2020, except, in the case of Mr. Pinson and Ms. Townsend, the amounts listed reflect pro-rata adjustments to their retainers due to their resignations from the Board effective as of October 2, 2020. In the case of any Eligible Director who changes committee assignments during the year, the applicable retainers are subject to a pro-rata adjustment to reflect the amount of time spent on the applicable committee during the year.
(2)     Reflects the grant date fair value of RSUs awarded during 2020 to all Eligible Directors, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). The grant date fair value of the RSUs for all directors was determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our Class A common stock on the trading day immediately prior to the grant date. For additional information, see Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.
(3)     Mr. Cottle did not receive any compensation in respect of his services as a director or executive of the Company in 2020.
(4)    Each of Mr. Pinson and Ms. Townsend resigned from the Board effective October 2, 2020.
The table below shows the number of stock options and unvested RSUs held by each of our directors as of December 31, 2020, except for Mr. Wilson, whose stock options and unvested RSUs are reflected in the Outstanding Equity Awards at Fiscal Year-End Table below:

Name	Stock Options (in shares)	RSUs

Barry L. Cottle	-	750,000(1)
Gerald D. Cohen	-	9,561(2)
Michael Marchetti	-	9,561 (2)
Jay Penske	-	9,561 (2)
M. Mendel Pinson	-	312,500 (2)(3)
William C. Thompson, Jr.	-	9,561(2)
Frances F. Townsend	-	-(2)
_________
(1)    For Mr. Cottle, reflects 750,000 PRSUs awarded on May 7, 2019, in respect of his services as Executive Chairman. As described above, in early 2021, the Compensation Committee determined that the PRSUs would vest at 65.9% of target based on actual performance, resulting in 494,250 PRSUs vesting.
(2)    Reflects, for Eligible Directors, 9,561 RSUs awarded on June 10, 2020, which are scheduled to vest on June 10, 2021, the first anniversary of the grant date. In the case of Mr. Pinson and Ms. Townsend, these RSUs vested upon the conclusion of their services as directors on October 2, 2020, and are therefore not reflected in this table.
(3)    For Mr. Pinson, reflects 312,500 PRSUs awarded on May 7, 2019, which were intended to compensate him for strategic advice he provided to the Company, shaping and directing the Company’s corporate development and strategy, which services were separate from Mr. Pinson’s services as a director of the Company. Pursuant to the terms of the PRSUs, Mr. Pinson remained eligible to vest in the PRSUs following his conclusion of services to the Company. As described above, in early 2021, the Compensation Committee determined that the PRSUs would vest at 65.9% of target based on actual performance, resulting in 205,938 PRSUs vesting.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than ten percent of our Class A common stock, to file initial reports of ownership and reports of changes in their ownership with the SEC. Based on a review of the Form 3s, 4s, and 5s that our directors, officers and ten percent holders filed with the SEC, we believe all applicable filing requirements were met during 2020.

SECURITY OWNERSHIP
The following table sets forth certain information regarding beneficial ownership of our Class A common stock and Class B common stock for:
•each person whom we know to own beneficially more than 5% of our Class A common stock or Class B common stock;
•each of the directors and named executive officers, individually; and
•all directors and executive officers, as a group.
The number of shares and the percentages of beneficial ownership set forth below are calculated as of March 31, 2021 based on outstanding shares of 24,383,474 in the case of our Class A common stock and 103,547,021 in the case of our Class B common stock. Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.

	Shares Beneficially Owned				% of Total Voting Power (1)
	Class A		Class B
Name and Address of Beneficial Owner	Number (2)	Percent (2)	Number (2)	Percent (2)
Ameriprise Financial, Inc. 145 Ameriprise Financial Center Minneapolis, MN 55474	2,989,584 (3)	12.3	-	-	*
Blackrock, Inc. 55 East 52nd Street New York, NY 10055	2,427,097 (4)	10.0	-	-	*
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,884,591 (4)	7.7	-	-	*
Renaissance Technologies LLC 800 Third Avenue New York, NY 10022	1,366,200 (6)	5.6
Scientific Games Corporation 6601 Bermuda Road Las Vegas, NV 89119	-	*	103,547,021 (7)	100	97.9
Directors and Named Executive Officers:
Barry L. Cottle	318,001	*	-	-	*
Joshua J. Wilson	178,473	*	-	-	*
Gerald D. Cohen	9,000	*	-	-	*
Michael Marchetti	33,407	*	-	-	*
Jay Penske	69,000	*	-	-	*
William C. Thompson, Jr.	9,000	*	-	-	*
Michael D. Cody	42,031	*	-	-	*
All current directors and executive officers as a group (consisting of 8 persons) (8)	662,037	2.7%	-	-	*
_____________
* Represents less than 1% of the outstanding shares of Class A common stock or Class B common stock or total voting power, as applicable.
(1)    Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to 10 votes per share, and holders of our Class A common stock are entitled to one vote per share.
(2)    In accordance with SEC rules, these columns include shares that a person has a right to acquire within 60 days of March 31, 2021 through the exercise or conversion of stock options, RSUs or other securities. Such securities are deemed to be outstanding for the purpose of calculating the percentage of outstanding securities owned by such person but are not deemed to be outstanding for the purpose of calculating the percentage owned by any other person. The directors and named executive officers listed in the table above do not have the right to acquire any shares within 60 days of March 31, 2021 through the exercise or conversion of stock options, RSUs or other securities.
(3)    Based on a Schedule 13G/A filed with the SEC on February 12, 2021 by Ameriprise Financial, Inc., Columbia Management Investment Advisers, LLC and Columbia Seligman Communications & Information Fund, reporting beneficial ownership as of December 31, 2020. The Schedule 13G states that each such person with the exception of Columbia Seligman Communications & Information Fund has shared voting power with respect to 2,913,954 shares of Class A common stock and shared dispositive power with respect to 2,989,384 shares of

Class A common stock and Columbia Seligman Communications & Information Fund has sole voting power and shared dispositive power with respect to 1,738,433 shares of Class A common stock.
(4)    Based on a Schedule 13G/A filed with the SEC on March 10, 2021 by BlackRock, Inc., reporting beneficial ownership as of March 9, 2021. The Schedule 13G states that BlackRock, Inc. has sole voting power with respect to 2,427,097 shares of Class A common stock and sole dispositive power with respect to 2,427,097 shares of Class A common stock.
(5)     Based on a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group, reporting beneficial ownership as of December 31, 2020. The Schedule 13G states that The Vanguard Group has shared voting power with respect to 3,908 shares of Class A common stock, sole dispositive power with respect to 1,873,487 shares of Class A common stock and shared dispositive power with respect to 11,104 shares of Class A common stock.
(6)    Based on a Schedule 13G filed with the SEC on February 10, 2021 by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation, reporting beneficial ownership as of August 11, 2020. The Schedule 13G states that each such person has sole voting power with respect to 1,132,097 shares of Class A common stock and sole dispositive power with respect to 1,366,200 shares of Class A common stock.
(7)    Scientific Games is the beneficial owner of all of our outstanding Class B common stock through its indirect wholly owned subsidiaries: SG Social Holding Company I, LLC owns 102,283,021 shares of our Class B common stock and SG Social Holding Company, LLC owns 1,264,000 shares of our Class B common stock.
(8)    Includes 1,563 shares issuable upon vesting of RSUs as to which the equivalent number of underlying shares may be acquired through conversion within 60 days of March 31, 2021.
The following table sets forth certain information regarding beneficial ownership of the equity securities of Scientific Games by:
•each of our directors and named executive officers, individually; and
•all of our directors and executive officers, as a group.
The number of shares and the percentages of beneficial ownership set forth below are calculated as of March 31, 2021 based on outstanding shares of 96,038,062. Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.

Name of Beneficial Owner	Shares of Common Stock of Scientific Games Beneficially Owned (1)	Percentage of Total Outstanding Shares of Common Stock (1)
Directors and Named Executive Officers:
Barry L. Cottle	309,793	*
Joshua J. Wilson	24,893	*
Gerald D. Cohen	-	-
Michael Marchetti	-	-
Jay Penske	-	-
William C. Thompson, Jr.	-	-
Michael D. Cody	569	*
All current directors and executive officers as a group (consisting of 8 persons) (2)	335,255	*
_________
* Represents less than 1% of the outstanding shares of common stock.
(1)    In accordance with SEC rules, this column includes shares that a person has a right to acquire within 60 days of March 31, 2021 through the exercise or conversion of stock options, RSUs or other securities. Such securities are deemed to be outstanding for the purpose of calculating the percentage of outstanding securities owned by such person but are not deemed to be outstanding for the purpose of calculating the percentage owned by any other person. The securities reported for the directors and named executive officers listed in the table above include shares subject to the following awards as to which the equivalent number of underlying shares may be acquired through exercise or conversion within 60 days of March 31, 2021: Mr. Cottle - 130,315 stock options.
(2)    Includes 130,315 shares issuable upon exercise of stock options as to which the equivalent number of underlying shares may be acquired through exercise within 60 days of March 31, 2021.

EXECUTIVE COMPENSATION

Introduction
This section provides a description of the material elements of compensation awarded, or paid, to our Chief Executive Officer and our Chief Financial Officer, who make up our “named executive officers.” For 2020, our named executive officers were:

Executive(1)	Position
Joshua J. Wilson	Chief Executive Officer
Michael D. Cody	Chief Financial Officer
_________
(1)    Each of our other executive officers, Barry L. Cottle and Michael F. Winterscheidt, did not receive any other compensation in 2020 attributable to their services on behalf of the Company.
The Company’s executive compensation program is administered by the Compensation Committee, referred to in this section as the “Committee.” The Committee is responsible for determining the compensation of the Company’s Chief Executive Officer and our other executive officers, and for overseeing the Company’s executive compensation program. Our executive compensation program is designed to attract, reward and retain our executive officers. References to “SEIP” in this section refer to our Senior Executive Incentive Plan.

Summary Compensation Table
The table below shows the compensation of our named executive officers, to the extent attributable to the applicable individual’s services on behalf of the Company.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Joshua J. Wilson	2020	500,000	—	624,990	500,000	10,181	1,635,171
Chief Executive Officer	2019	500,000	—	11,213,687	100,000	9,800	11,823,487
Michael D. Cody	2020	317,498	63,962	174,600	158,749	10,180	724,989
Chief Financial Officer	2019	317,498	63,962	2,465,623	31,750	25,889	2,904,722
_________
(1)    The amounts in the “Salary” column reflect base salary amounts paid during the applicable year to the named executive officers.
(2)     For Mr. Cody, the amount in the “Bonus” column reflects payment of the portion of his time-based long-term cash incentive awards that vested in each applicable fiscal year, totaling $63,962 in 2020, as described below in “Cody Long-Term Incentive Awards”.
(3)     The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of RSUs and PRSUs awarded during the applicable year to the named executive officers, computed in accordance with FASB ASC Topic 718. The fair value of the RSUs and PRSUs granted in 2020 was determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our

Class A common stock on the trading day immediately prior to the grant date. For additional information, see Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.
(4)     The amounts in the “Non-Equity Incentive Plan Compensation” column reflect the cash portion of annual performance bonuses awarded under the STIP.
(5)    The amounts indicated in the “All Other Compensation” column for 2020 include the following:
a.     Company contributions to SciPlay’s 401(k) plan of $9,975 in each case.
b.    Work from home stipend that was provided to all employees in connection with work from home requirements in connection with the COVID-19 pandemic. These amounts were grossed up for taxes for all employees, and the amount was $206 for Mr. Wilson and $205 for Mr. Cody.

Narrative Disclosure to Summary Compensation Table
The following describes material features of the compensation disclosed in the Summary Compensation Table.
Annual Performance Bonus - Short-Term Incentive Program (STIP)
In connection with the IPO, the Board approved the STIP in order to incentivize our employees to accomplish short-term strategic objectives that the Board believes will create long-term value for the Company. The participants under the STIP, including Messrs. Wilson and Cody, were eligible to receive (1) an annual cash award based on performance for each of the 2019 and 2020 fiscal years and (2) a grant of PRSUs, which vested 50% based on 2019 fiscal year performance and 50% based on 2020 fiscal year performance. For both the cash and PRSU components of the program, payouts are determined based on the financial performance of our business for the applicable fiscal year compared to predetermined goals, one-third based on STIP Revenue and two-thirds based on STIP AEBITDA, each of which is a non-GAAP financial measure, with reconciliation provided in Appendix A. If performance is below the threshold criteria for a year, both the cash award and PRSUs for that year will be forfeited. If performance is between the threshold criteria and the target criteria for a year, then all or a portion of the cash award will be paid based on linear interpolation and the PRSUs for that year will be forfeited. If performance exceeds the target criteria, then the cash award will be paid in full and all or a portion of the PRSUs for that year will vest based on linear interpolation, with full vesting occurring if the maximum criteria are achieved.
The target cash awards granted to Messrs. Wilson and Cody for fiscal year 2020 were, respectively, 100% and 50% of annual base salary, or $500,000 and $158,749, and the target value of the PRSUs granted in 2019 to Messrs. Wilson and Cody that vest based on fiscal year 2020 performance ( the “2020 STIP PRSUs”) were, based on the price of our Class A common stock at the time of the IPO (the “IPO Price”), $500,000 and $250,000, respectively. The STIP goals and results for the 2020 fiscal year are shown in the table below.

	2020 STIP Annual Performance Bonus Achievement*
Metric	Weighting	Threshold Performance Level (1)	Target Performance Level (2)	Maximum Performance Level (3)	Actual Performance
STIP Revenue (4)	33%	$480	$600	$720	$578
STIP AEBITDA (4)	67%	$150	$200	$240	$203
____
* All dollar values in millions.
(1)    Below threshold performance results in forfeiture of the STIP cash award and PRSUs.
(2)    Target performance results in full payout of the STIP cash award and forfeiture of the STIP PRSUs.
(3)    Maximum performance results in full payout of the STIP cash award and full vesting of the STIP PRSUs.
(4)     Each of STIP Revenue and STIP AEBITDA is a non-GAAP financial measure, with reconciliation provided in Appendix A.
Based on actual performance, a 194.2% payout level was achieved, resulting in full payout of the 2020 STIP cash award for each of Messrs. Wilson and Cody, or $500,000 and $158,749, respectively, and 94.2% vesting of the 2020 STIP PRSUs, or 29,438 and 14,719 PRSUs, respectively. The 2020 STIP cash payouts for Messrs. Wilson and Cody are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The 2020 STIP PRSUs were included in the Summary Compensation Table in the 2020 Proxy Statement, and therefore are not included in the Summary Compensation Table in this Proxy Statement in accordance with applicable SEC rules.
Long-Term Incentive Compensation
Cody Long-Term Incentive Awards
In each of the 2016 and 2017 fiscal years, Mr. Cody was granted cash-based long-term incentive awards in lieu of equity-based awards, each vesting over a four-year period contingent on Mr. Cody’s continued employment through the applicable vesting date. The value of the awards that vested during the 2020 fiscal year is included in the “Bonus” column of the Summary Compensation Table. As of December 31, 2020, Mr. Cody held unvested cash-based long-term incentive awards with an aggregate value of $21,577.
Senior Executive Incentive Program (SEIP)
Our Board has also approved the SEIP, a long-term incentive program to incentivize our senior executives to work to organically grow the STIP Revenue and STIP AEBITDA of our business through the 2022 fiscal year. Each of Messrs. Wilson and Cody received a grant of PRSUs under the SEIP, 60% of which vested based on the target achievement of STIP Revenue and STIP AEBITDA metrics in fiscal year 2020 (the “2020 SEIP PRSUs”) and 40% of which will vest based on the target achievement of STIP Revenue and STIP AEBITDA metrics in fiscal year 2022 (the “2022 SEIP PRSUs”). The 2020 SEIP PRSUs vested at 62.4%, resulting in Messrs. Wilson and Cody vesting in 227,272 and 42,719 PRSUs, respectively, based on actual performance as shown below:

	2020 SEIP Achievement*
Metric	Weighting	Threshold Performance Level (1)	Target Performance Level (2)	Actual Performance
STIP Revenue Growth (compared to 2017) (3)	33%	$125	$375	$216
STIP AEBITDA Growth (compared to 2017) (3)	67%	$50	$150	$103
____
* All dollar values in millions.
(1)    Below threshold performance results in forfeiture of the SEIP PRSUs.
(2)    Target performance results in full vesting of the SEIP PRSUs.
(3)    Each of STIP Revenue and STIP AEBITDA is a non-GAAP financial measure, with reconciliation provided in Appendix A.
Of the 2022 SEIP PRSUs, (i) one-third will vest in full if fiscal year 2022 STIP Revenue is at least $1 billion and (ii) two-thirds will vest in full if fiscal year 2022 STIP AEBITDA is $350 million, in each case, with any partial vesting in the discretion of the Committee. Under the SEIP, Mr. Wilson received a grant of PRSUs with a grant value of approximately $10 million and Mr. Cody received a grant of PRSUs with a grant value of approximately $2 million, with the number of PRSUs determined by dividing the grant value by the IPO Price.
Annual Equity Awards
In 2020, Messrs. Wilson and Cody received annual long-term equity awards, which link a significant proportion of their compensation to the long-term performance of the Company, align their interests with stockholders and encourage long-term service. Under the current equity award opportunity guidelines, an eligible executive has a target annual equity award opportunity equal to a designated percentage of his base salary (with the actual award determined on or prior to the grant date, in the discretion of the Committee). Messrs. Wilson and Cody’s target annual equity award opportunities for 2020 are shown in the table below.

Executive	Target Equity Award Opportunity for 2020 (% of Salary)
Mr. Wilson	125%
Mr. Cody	55%
In 2020, the Committee awarded Messrs. Wilson and Cody one-half of their annual equity awards in the form of RSUs and one-half in the form of PRSUs. The vesting of the PRSUs was conditioned on the Company’s achievement of revenue growth of 5% or more compared to actual revenue for the four fiscal quarters ending June 30, 2020 (the “Revenue Goal”) on or before the end of fiscal year 2024. Upon satisfaction of the performance condition prior to September 21, 2021, the PRSUs convert to time-vesting RSUs that vest 25% per year on each of September 21, 2021 and the first three anniversaries of September 20, 2021. If the Revenue Goal is achieved after September 21, 2021, any PRSUs for which the time-vesting date has elapsed will immediately vest, and the remainder will vest on the time-vesting schedule. The Revenue Goal has not yet been achieved. The time-vesting RSUs are scheduled to vest in equal annual installments over a period of four years starting September 21, 2021.
Information regarding the equity awards granted to Messrs. Wilson and Cody in 2020 is set forth below:

Executive	Date of Grants	Time-Vesting RSUs	Vesting Schedule of Time-Vesting RSUs (1)	PRSUs	Vesting Schedule of PRSUs

Mr. Wilson	09/21/2020	20,654	4 years	20,654	4 years (2)
Mr. Cody	09/21/2020	5,770	4 years	5,770	4 years (2)
________
(1)    Awards vest in four annual installments beginning on September 21, 2021
(2)     Awards vest in four equal annual installments on September 21, 2021 and the first three anniversaries thereafter, subject to the Revenue Goal being achieved on or before the end of fiscal year 2024, as described above.
Employment Agreements
Mr. Wilson’s employment agreement with the Company provides that he will be employed for a three-year term from May 7, 2019, subject to automatic extension for an additional year at the end of the term and each anniversary thereof unless timely notice of non-renewal is given by either the Company or Mr. Wilson. In addition to his participation in the STIP and the SEIP, the employment agreement provides for an annual base salary of $500,000, an annual performance bonus (which for 2020 was granted in the form of awards under the STIP) and eligibility for annual equity awards. Mr. Wilson’s employment agreement also contains covenants restricting him from, among other things, competing with the Company or its affiliates or soliciting the Company’s or its affiliates’ employees or customers. Mr. Cody is not subject to an employment agreement with the Company or any of our affiliates, and instead his terms and conditions of employment with the Company, including his compensation, are currently set forth in an offer letter, which provides that, in addition to his participation in the STIP and the SEIP, Mr. Cody will receive an annual base salary of $317,498, an annual target bonus of 50% of base salary (which for 2020 was granted in the form of awards under the STIP) and will be eligible for annual equity awards.

Outstanding Equity Awards at Fiscal Year-End
The table below provides information with respect to the RSUs held by the named executive officers as of December 31, 2020. Prior to the IPO, Messrs. Wilson and Cody have historically participated in Scientific Games’ various equity-based plans as compensation for services provided on behalf of our business, and as a result, outstanding equity awards with respect to Scientific Games common stock held by each of them as of December 31, 2020 are included in the table below.

Name	Security	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)

Joshua J. Wilson	SGMS	03/09/2017	2,836 (2)	117,666	-	-
	SGMS	03/30/2018	4,255 (3)	176,540	-	-
	SCPL	05/07/2019	-	-	31,250 (4)	432,813
	SCPL	05/07/2019	-	-	364,218 (5)	5,044,419
	SCPL	05/07/2019	-	-	242,812 (6)	3,362,946
	SCPL	09/20/2019	17,550 (7)	243,068	-	-
	SCPL	09/20/2019	17,550 (8)	243,068	-	-
	SCPL	9/21/2020	-	-	20,654 (9)	286,058
	SCPL	9/21/2020	20,654 (10)	286,058	-	-
Michael D. Cody	SGMS	03/30/2018	2,061 (3)	85,511	-	-
	SCPL	05/07/2019	-	-	15,625 (4)	216,406
	SCPL	05/07/2019	-	-	68,460 (5)	948,171
	SCPL	05/07/2019	-	-	45,640 (6)	632,114
	SCPL	09/20/2019	4,903 (7)	67,907	-	-
	SCPL	09/20/2019	4,903 (8)	67,907	-	-
	SCPL	9/21/2020	-	-	5,770 (9)	79,915
	SCPL	9/21/2020	5,770 (10)	79,915	-	-
_________
(1)    The value shown was calculated by multiplying the number of RSUs by, in the case of RSUs with respect to our Class A common stock, the closing price of our Class A common stock on December 31, 2020 ($13.85), and, in the case of RSUs with respect to Scientific Games’ common stock, the closing price of Scientific Games’ common stock on December 31, 2020 ($41.49).
(2)    These RSUs are part of a Scientific Games’ grant that was awarded with a four-year annual vesting schedule. The first, second and third installments vested on each of March 20, 2018, March 20, 2019 and March 20, 2020. The RSUs shown in the table are scheduled to vest on March 20, 2021.
(3)    These RSUs are part of a Scientific Games’ grant that was awarded with a four-year annual vesting schedule. The first and second installment vested on each of March 20, 2019 and March 20, 2020. The RSUs shown in the table are scheduled to vest in two annual installments beginning on March 20, 2021.
(4)    These PRSUs were granted as part of the STIP and are scheduled to cliff vest in 2021 contingent on the achievement of certain STIP Revenue and STIP AEBITDA goals with respect to the Company’s 2020 fiscal year, as described above in “Annual Performance Bonus – Short-Term Incentive Program (STIP)”. In early 2021, these PRSUs vested as described above based on performance achieved.
(5)    These PRSUs were granted as part of the SEIP and are scheduled to cliff vest in 2021 contingent on the achievement of certain levels of STIP Revenue and STIP AEBITDA improvement over a three-year period (2018-2020), as described above in “Senior Executive Incentive Program (SEIP)”. In early 2021, these PRSUs vested as described above based on performance achieved.
(6)    These PRSUs were granted as part of the SEIP and are scheduled to cliff vest in 2023 contingent on the achievement of certain levels of revenue and STIP AEBITDA improvement over a five-year period (2018-2022), as described above in “Senior Executive Incentive Program (SEIP)”.
(7)    These RSUs are part of a grant that was awarded as PRSUs with a four-year vesting schedule subject to the achievement of revenue and Adjusted EBITDA growth of 10% or more compared to revenue and Adjusted EBITDA for the fiscal quarter ending June 30, 2019 (the “Revenue/AEBITDA Goal”). The Revenue/AEBITDA Goal was achieved, resulting in the vesting of 25% of the PRSUs and conversion of the remaining PRSUs to RSUs. The RSUs shown in the table are scheduled to vest in three annual installments beginning on September 20, 2021.
(8)    These RSUs are part of a grant that was awarded with a four-year annual vesting schedule. The first installment vested on September 20, 2020. The RSUs shown in the table are scheduled to vest in three equal installments beginning on September 20, 2021.
(9)    These PRSUs are scheduled to vest beginning on September 21, 2021 and the balance in three installments beginning on September 21, 2021, subject to the achievement of the Revenue Goal, as described above in “Annual Equity Awards”.

(10)    These RSUs are scheduled to vest in four equal annual installments beginning on September 21, 2021.

Retirement Plans
Messrs. Wilson and Cody are eligible to participate in SciPlay’s 401(k) retirement plan under the same rules that apply to other employees. For the 2020 fiscal year, the Company made a matching contribution of 100% of the first 1% of contributions and 50% of the next 5% of contributions for a total match of 3.5% on the first 6% of contributions.

Potential Payments Upon Termination or Change in Control
For the named executive officers in 2020, the information below describes certain compensation that would become payable pursuant to the terms of their employment agreements and their equity award agreements under the various termination events described below. In each case, the applicable agreements were the result of arm’s length negotiations and were approved by the Committee and/or the Board.
Mr. Wilson
Mr. Wilson’s employment agreement provides that if his employment was terminated by the Company without “cause” or by him for “good reason” (as such terms are defined in his employment agreement), he would be entitled to receive, subject to his execution of a release of claims: (i) a pro-rated annual performance bonus; (ii) an amount equal to the sum of (1) two times his base salary and (2) the highest annual cash performance bonus paid to him in respect of the two most recent fiscal years (but not more than his then-current annual base salary), which amount would have been equal to Mr. Wilson’s annual base salary if he was terminated prior to payment of his 2020 STIP award, with the entire amount in this clause (ii) payable over 24 months; (iii) a pro-rated payment of his SEIP PRSUs based on actual performance; and (iv) payment of COBRA premiums for up to 12 months. If Mr. Wilson’s employment instead terminated upon the expiration of the term, he would be entitled to receive, subject to his execution of a release of claims, (a) a pro-rated annual performance bonus, (b) an amount equal to his base salary, payable over 12 months, (c) a pro-rated payment of his SEIP PRSUs, based on actual performance, and (d) payment of COBRA premiums for up to 12 months. Upon a “change in control” of Scientific Games (as defined in the Scientific Games Corporation 2003 Incentive Compensation Plan) or of the Company, the applicable equity awards held by Mr. Wilson would fully vest, with PRSUs vesting at the level determined by the Committee.
In the event of the death of Mr. Wilson, his beneficiary or estate would have been entitled to receive any benefits that would have been payable under any life insurance benefit of his for which the Company pays premiums as well as full vesting of his equity awards. In the event of his termination due to his “total disability” (as such term is defined in his employment agreement), Mr. Wilson would have been entitled to receive disability payments pursuant to a disability plan sponsored or maintained by the Company as well as full vesting of his equity awards.

Mr. Cody
Mr. Cody’s offer letter does not provide for severance payments or benefits upon a termination of his employment. Mr. Cody’s cash-based long-term incentive awards and equity awards would fully vest upon his death, disability (as determined under Scientific Games’ long-term disability plans) or, depending on the applicable award, a “change in control” of Scientific Games or of the Company, with PRSUs vesting at the level determined by the Committee.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The Company has written policies and procedures relating to related person transactions. The Audit Committee with assistance from Scientific Games’ and the Company’s legal department is responsible for reviewing and approving related person transactions that are subject to SEC disclosure requirements under Item 404 of Regulation S-K (each a “Related Party Transaction”), including transactions in which the Company is a participant, the amount exceeds $120,000 and a related person has a direct or indirect material interest. A related person includes a director, executive officer, nominee for election as a director, person holding more than 5% of our stock and any immediate family member of any of the foregoing persons, or any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. The Company’s policy is not to enter into a Related Party Transaction unless the Audit Committee approves the transaction as specified in the Audit Committee’s charter. Other transactions with related persons as well as certain material changes in previously approved relationships may also require legal department or compliance department approval under our policies and procedures.
M. Mendel Pinson Equity Awards
In March 2019, Mr. Pinson, a Company director, received an equity award grant in the form of RSUs with respect to shares of Scientific Games common stock, with a grant date value of $500,000, vesting immediately, in consideration for Mr. Pinson’s provision of consulting services to Scientific Games.
In August 2019, Mr. Pinson received an equity award grant in the form of time-vested RSUs with respect to shares of Scientific Games common stock, with a grant date value of $5,000,000 in consideration of Mr. Pinson’s past contributions to building the Company’s business from 2015 to 2018 as part of Scientific Games’ Social segment, including the provision of strategic advice regarding corporate development and strategy, culminating in the successful IPO, and as a retention incentive. The RSUs were scheduled to vest in four equal installments over four years, generally subject to Mr. Pinson continuing to provide consulting services to Scientific Games during the vesting period. As a result of Mr. Pinson’s termination of services, the unvested portion of the award fully vested, pursuant to the terms of the award.
In April 2020, Mr. Pinson received an equity award grant in the form of RSUs with respect to shares of Scientific Games common stock, with a grant date value of $500,000, vesting immediately, in consideration for Mr. Pinson’s provision of consulting services to Scientific Games.

Relationships with Scientific Games
In connection with the IPO in 2019, the Company entered into a number of agreements with Scientific Games in order to provide a continuing framework for our relationship with Scientific Games following the IPO, as set forth below:
Intercompany Services Agreement
Pursuant to an Intercompany Services Agreement with Scientific Games, Scientific Games provides certain services to us, and costs associated with these functions are charged to us and settled in cash. Charges include costs related to corporate level general and administrative expenses, including but not limited to, finance, corporate development, human resources, legal (which could include liability related to litigation awards related to our company), information technology and rental fees for shared assets. These expenses are charged on the basis of direct usage when identifiable, with the remainder charged on the basis of revenues, operating expenses, headcount or other relevant measures. Expenses paid to Scientific Games for services provided in 2020 were $5.9 million.
IP License Agreement
We obtained an exclusive (subject to certain limited exceptions), perpetual, non-royalty-bearing license from a subsidiary of Scientific Games (“SG Gaming”) for intellectual property created or acquired by SG Gaming or its affiliates on or before the third anniversary of the date of the IP License Agreement in any of our currently available or future social games that are developed for mobile platforms, social media platforms, internet platforms or other interactive platforms and distributed solely via digital delivery, and a non-exclusive, perpetual, non-royalty-bearing license for intellectual property created or acquired by SG Gaming or its affiliates after such third anniversary, for use in our currently available games. So long as the IP License Agreement remains in effect, we do not expect to pay any future royalties or fees for our use of intellectual property owned by SG Gaming or its affiliates in our currently available games. The purchase price of the license was $255.0 million, which was determined based on the appropriate valuation methodology performed by a third-party valuation specialist. In accordance with the IP License Agreement, we did not incur any additional royalty expense related to Scientific Games IP after the effective date of the IP License Agreement. SG Gaming frequently licenses intellectual property from third parties, which we use in developing our games pursuant to the IP License Agreement. Royalties allocated for use of third-party intellectual property are charged to us and are typically based upon net social gaming revenues and the royalty rates defined and stipulated in the third-party agreements. For 2020, these third-party intellectual property royalties were $7.0 million.
Tax Receivable Agreement
In 2019, we entered into a Tax Receivable Agreement (“TRA”) with certain affiliates of Scientific Games. The annual tax benefits under the TRA are computed by comparing the income taxes due including such tax benefits and the income taxes due without such benefits. The amount of aggregate payments due under the TRA may vary based on a number of factors, including the amount and timing of the taxable income generated each year and applicable tax rates, with payments generally due within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises. The TRA will remain in effect until all such tax benefits have been utilized or expired unless we exercise our right to terminate the TRA. The TRA will also terminate if we breach our obligations under the TRA or upon certain change of control events specified in the agreement. If the TRA is terminated in accordance with its terms, our payment obligations would be accelerated based upon certain assumptions, including the assumption that we would have sufficient future taxable income to utilize such tax benefits. Our estimated liability under the TRA as of December 31, 2020 was $72.5 million. During the year ended December 31, 2020, payments totaling $2.5 million were made to Scientific Games and distributions of $12.8 million from SciPlay Parent LLC were paid pursuant to the TRA.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee operates under a written charter adopted by the Board that is available on the Company’s website at www.sciplay.com.
The Audit Committee oversees the accounting, auditing and financial reporting processes of the Company. As part of its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for the year ended December 31, 2020 with management and Deloitte & Touche LLP, the independent registered public accounting firm for the Company. The Committee also discussed and reviewed with Deloitte & Touche LLP all communications required under generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (the “PCAOB”), including the matters required to be discussed by Deloitte & Touche LLP with the Audit Committee under PCAOB Auditing Standard No. 1301, Communications with Audit Committees, and SEC Rule 2-07 of Regulation S-X.
In addition, Deloitte & Touche LLP provided to the Audit Committee a formal written statement describing all relationships between Deloitte & Touche LLP and its affiliates and the Company and its affiliates as defined by the rules and regulations of the SEC that might bear on Deloitte & Touche LLP’s independence as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee reviewed and discussed with Deloitte & Touche LLP any matters that could have impacted Deloitte & Touche LLP’s objectivity and independence from the Company and management, including the provision of non-audit services to the Company. Nothing came to the Audit Committee’s attention as a result of its review of Deloitte & Touche LLP’s statement or its discussions with Deloitte & Touche LLP that would indicate that Deloitte & Touche LLP lacked such objectivity or independence. Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board that the audited financial statements for the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Audit Committee
Gerald D. Cohen, Chairman Michael Marchetti William C. Thompson, Jr.

PROPOSAL 2

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE SCIPLAY CORPORATION
LONG-TERM INCENTIVE PLAN
Introduction
We are seeking stockholder approval of an amendment and restatement of the LTIP, which was approved by the Board of Directors on April 19, 2021. The proposed amendment and restatement will increase the number of shares reserved under the LTIP by 3 million shares and will not change the terms of any outstanding awards under the LTIP. The amendment and restatement of the LTIP also reflects a change separately approved by the Board to modify the definition of “Change in Control” in the LTIP to reflect the Company's changed ownership structure following the acquisition by a group of long-term institutional investors of a 34.9% stake of Scientific Games from MacAndrews & Forbes Incorporated.
The Board and Compensation Committee believe that the amended LTIP will continue to help us:
•attract, retain, motivate and reward executives, employees, directors and other persons who provide services to us and our subsidiaries;
•provide for equitable and competitive compensation opportunities to participants;
•encourage long-term service by participants;
•recognize individual contributions and reward achievement of our goals; and
•promote the creation of long-term value for stockholders by closely aligning the interests of participants with those of our stockholders.
The Board and the Compensation Committee believe that awards linked to our Class A common stock and awards with terms tied to our performance provide incentives for the achievement of important business objectives and promote the long-term success of the Company. In this regard, the LTIP has been, and will continue to be, a key element of our overall compensation program. The Board believes that the number of shares remaining available for grants under the LTIP to be inadequate to achieve the stated purposes of the LTIP in the future.
Shares Reserved and Available under Our Equity Compensation Plans
Information on the total number of shares available under our existing equity compensation plans (including our 2020 Employee Stock Purchase Plan (the “ESPP”)) and unissued shares deliverable under outstanding RSUs as of the end of the last fiscal year is presented below under the caption “Equity Compensation Plan Information.” The following table reflects the aggregate number of shares subject to outstanding equity awards (excluding the shares available under the ESPP), and the shares that would be available for future awards if stockholders approve this proposal - referred to as “overhang” - as of December 31, 2020 because the aggregate number of shares will increase under the proposed amendment and restatement of the LTIP, the level of overhang reflected in the table increases from 4.78% to 6.88% (based on awards and shares outstanding as of December 31, 2020) if stockholders approve the amendment and restatement of the LTIP.

Shares subject to outstanding awards (1)	4,122,027
Shares available for future equity awards (2)	2,219,971
New share request	3,000,000
Total shares	9,341,998
Current percentage of outstanding shares (diluted) (3)	4.78%
Percentage of outstanding shares (diluted) after new share request	6.88%

(1)    Consists of 4,122,027 outstanding RSUs and PRSUs with a weighted average remaining term of 0.6014 years.
(2)    This number represents shares available for delivery in connection with awards under the LTIP at December 31, 2020.
(3)    Outstanding shares (the denominator in this calculation) include all common stock outstanding at December 31, 2020 and include potential dilution from issuance of unissued shares reserved for outstanding awards or future full-value awards under the LTIP.
For additional information concerning our historical granting practices and outstanding equity-based compensation awards, see Note 17 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2020 and other information in this Proxy Statement.
2019-2020 “Burn Rate”
The following table presents information on our “burn rate,” showing the rate at which equity awards have been newly granted or earned since the IPO. For this purpose, equity award usage in a given year includes (1) the number of new equity awards granted solely with service-based vesting terms plus (2) the number of performance-based equity awards as to which, in the given year, the performance conditions were satisfied.

	2019		2020
	Options	RSUs	Options	RSUs
Aggregate number of equity awards reported as granted(1)	-	4,058,546	-	601,941
Additions:
Performance-based awards earned in year	-	-	-	33,082
Eliminations:

Performance-based awards not earned in grant year	-	3,805,600	-	107,964
Total equity awards for burn rate calculation	-	252,946	-	527,059
Weighted average common shares outstanding	-	126,267,021	-	126,408,214
Burn rate, annual	-	0.20%	-	0.42%

(1)    As reported in the notes to our financial statements filed with our Annual Reports on Form 10-K (see Note 7) for each of 2019 and 2020). The aggregate number of equity awards granted included performance-based awards at grant (rather than upon satisfaction of performance conditions).

Based on the burn rates shown in the table above, the average burn rate since the IPO was 0.31%. An alternative burn rate methodology, used by a proxy voting advisory firm, counts each RSU as using two shares rather than one, to account for the higher grant date fair value of RSUs as compared to stock options. Using that methodology and based on the equity grants shown in the table above, the average annual burn rate for the period since our IPO was 0.62%.
Grants for 2021 under Current Plans
The selection of the individuals who will receive grants under the proposed amended LTIP, and the number of shares to be granted to such individuals, are determined by the Compensation Committee in its discretion. Therefore, it is not possible to predict the amounts that will actually be received by or allocated to particular individuals or groups of individuals under the LTIP as proposed to be amended. The following tables set forth information with respect to options and other awards granted under the LTIP during 2020. No options have been granted under the LTIP. For the value of the equity awards received by our named executive officers and non-employee directors during 2020, please see the Summary Compensation Table and Director Compensation Table, respectively. As of March 31, 2021, the last reported sale price of the Company’s Class A common stock on the NASDAQ Stock Market was $16.18 per share.

Name / Description	Number of Options Granted (#)	Number of Restricted Shares and Restricted Stock Units Granted (#)
Named Executive Officers:
Mr. Wilson	-	41,308
Mr. Cody	-	11,540
All current executive officers as a group (4 persons)	-	52,848
All current non-executive directors as a group (9 persons)	-	38,244
All employees, excluding current executive officers and other named executive officers	-	510,849
Reasons for Stockholder Approval
We seek approval of the proposed amendment and restatement of the LTIP by our stockholders in order to continue to provide equity incentives linked to our Class A common stock and tied to our performance to promote the long-term success of the Company. We anticipate that the 3 million additional shares will be sufficient to fund grants for 3 to 4 years, but this period may be longer or shorter depending on the future price performance of our common stock. Our Compensation Committee regularly reviews our burn rate and overhang and actively tries to minimize the amount of dilution created for shareholders from the LTIP. We believe the ability and flexibility to offer equity-based compensation is critical to attracting and retaining the talent we need to achieve our business objectives, especially the continued innovation to provide best in class digital games on mobile and web platforms and support growth in our current games by improving player engagement and attracting new players. In addition to attracting and retaining executives and other key talent, providing employees with equity-based compensation also incentivizes performance that is in the long-term interests of our stockholders. Our Board and Compensation Committee believe that continuing to provide equity-based compensation is essential to the execution of the Company’s long-term success and, as we continue to review and improve our executive compensation program, expect that equity-based compensation will be an increasingly key component of our recruiting, retention and incentive efforts. In particular, if we were not able to provide equity-based compensation, we would be at a competitive disadvantage in attracting and retaining key talent, would not be as effective at aligning the interests of our key employees with those of our stockholders and would have to rely to a much greater extent on cash-based compensation. Accordingly, we believe that the adoption of the amendment and restatement of the LTIP is in the best interest of our stockholders.
Description of the LTIP
Shares Available for Awards
The number of shares of Class A common stock subject to outstanding awards at March 31, 2021 was 1,474,023 and the number of shares of Class A common stock remaining available for future awards at that date under the LTIP was 3,345,694, for a total of 4,819,717 shares. All of the shares to be reserved may be granted as incentive stock options (“ISOs”). The LTIP provides for appropriate adjustments in the number of shares available, the annual limit, and the number and exercise price of outstanding awards in the event of changes in capitalization, including stock dividends and splits, or in the event of large and non-recurring dividends or other distributions.
Shares that are (1) subject to awards that are paid in cash, terminate, lapse, or are canceled or forfeited, (2) withheld in order to satisfy the exercise price or tax withholding applicable to an award, or (3) subject to stock appreciation rights but are in excess of the shares actually delivered in connection with such stock appreciation right are available again for grant under the LTIP.
Eligibility
Non-employee directors, our employees, employees of our subsidiaries or affiliates and our consultants are be eligible to receive awards under the LTIP. The LTIP includes the following annual limits on the amounts that may be granted under the LTIP to any individual and on the amounts that may be paid by us to any non-employee director in such capacity: (i) no more than 50,000 shares may be subject to awards granted to any one non-employee director in any fiscal year; (ii) the maximum value of cash or other property, other than shares, that may be paid to any one non-employee director under the LTIP (including retainer fees) in any year is $500,000; (iii) no more than 1,250,000 shares may be subject to awards granted to any one eligible participant (other than a non-employee director); and (iv) the maximum value of cash or other property, other than shares, that may be paid to any one eligible participant (other than a non-employee director) under the LTIP in any year is $3 million. For the avoidance of doubt, the limits in clauses (i) and (ii) only apply to compensation for non-employee director services, and the Board or the Compensation Committee may award other compensation under the LTIP to a non-employee director in excess of such limits if such compensation is for services other than non-employee director services.

Administration
Our Compensation Committee has the authority to administer the LTIP, including the authority to select the persons who receive awards, determine the number of shares subject to awards, establish the terms and conditions of awards, including the vesting conditions of awards, and to make all other decisions and determinations necessary or advisable for administering the LTIP, consistent with the terms of the LTIP.
Our Board may exercise the powers of our Compensation Committee with respect to the LTIP and awards granted thereunder at any time.
Types and Terms of Awards
The LTIP permits the granting of:
•stock options (including both incentive and non-qualified stock options), stock appreciation rights (“SARs”),
•restricted stock,
•deferred stock and RSUs,
•dividend equivalents,
•performance awards, and
•other stock-based awards.
Stock Options and Stock Appreciation Rights.
Under the terms of the LTIP, the exercise price per share of any stock option or the base price of any stock appreciation right may not be less than 100% of the fair market value of our Class A common stock on the date of grant and the term of any such award cannot exceed 10 years. Stock options can be granted as either ISOs or nonqualified stock options.
The exercise price of a stock option is payable upon exercise, and may be payable, as determined by our Compensation Committee, either in cash, shares of our Class A common stock (including shares otherwise deliverable upon exercise) or other property, or through a combination of the foregoing.
A stock appreciation right will entitle the holder to receive the excess of the fair market value of a share of our Class A common stock on the date of exercise over the base price of the stock appreciation right.
Restricted Stock
In connection with a grant of restricted stock under the LTIP, the award recipient owns shares of our Class A common stock, subject to restrictions on transferability and vesting requirements. Holders of restricted stock awards therefore have all of the rights of a stockholder prior to the date on which the vesting requirements lapse, including the right to vote such shares and receive any dividend payments. Awards of restricted stock may require that any divided payments received be subject to vesting requirements or be reinvested in additional shares of restricted stock.
Deferred Stock and RSUs
The LTIP permits the grant of a right to receive shares of our Class A common stock, or the cash equivalent thereof, following a deferral period and/or the satisfaction of vesting requirements. Until such time as shares of our Class A common stock are actually delivered, the holder of a deferred stock or RSU award does not have any of the rights of a stockholder in connection with such award, but may, if provided in the applicable award agreement, have the right to receive dividend equivalents. Dividend equivalent rights may also be awarded on a freestanding basis, and in all cases, may be fully vested when paid or subject to vesting requirements or the requirement to be invested in shares of restricted stock, RSUs or another investment vehicle as our Compensation Committee may specify.
Performance Awards
The LTIP permits the grant of awards payable in shares of our Class A common stock or cash that are conditioned on the achievement of one or more performance goals established by our Compensation Committee.
Other Stock-Based Awards
The LTIP also authorizes the grant of other types of awards that are denominated or payable in, or otherwise related to, our Class A common stock, subject to terms and conditions determined by our Compensation Committee.
Change in Control
Unless an award agreement specifies otherwise, the LTIP provides that awards fully vest in connection with a change in control (as such term will be defined in the LTIP), with any applicable performance goals met at a level determined by our Compensation Committee.
No Re-Pricing
The LTIP prohibits the “re-pricing” of stock options or stock appreciation rights without the approval of our stockholders, other than for adjustments made to reflect changes in capitalization or similar events as described above. The prohibition on re-pricing includes amending an award to reduce its exercise price or base price or repurchasing or exchanging awards at a time when the award subject to the repurchase or exchange has an exercise price or base price in excess of the then fair market value.
Foreign Awards
In order to comply with the laws in other countries in which we operate or have employees, including to provide for tax qualification of awards under any such country's laws, or otherwise to foster and promote achievement of the purposes of the LTIP, the Compensation Committee, in its sole discretion, has authority, without amending the LTIP, to adopt subplans or non-U.S. appendices thereunder and/or to modify the terms and conditions of awards granted to individuals who are then resident or primarily employed outside the United States or to grant awards to such individuals, including pursuant to any subplan adopted under the LTIP, on terms and conditions that are different from those specified in the LTIP.
Additional Forfeiture Provisions
In addition to any vesting requirements and associated forfeiture provisions provided for in connection with the grant of an award under the LTIP, awards under the LTIP are subject to our clawback policy and any other clawback policy we may implement and our Compensation Committee has the authority under the LTIP to condition the grant of an award or the ability to retain any profit or gain realized in connection with an award upon compliance with restrictive covenants or the absence of a restatement of our financial statements.
Termination and Amendment
The LTIP become effective on May 2, 2019, and will terminate on May 2, 2029, unless terminated before then by our Board. Our Board is generally able to amend or terminate the LTIP at any time, except (1) stockholder approval is required for any amendment where such approval is required pursuant to law or applicable stock exchange regulation, and (2) any amendment that would materially and adversely affect the rights of an award holder will require the consent of such holder.
Federal Income Tax Implications of the LTIP
We believe that under current law the following U.S. federal income tax consequences generally would arise with respect to awards under the LTIP.
The grant of an option or a SAR will create no U.S. federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option that is an ISO, except that the alternative minimum tax may apply. Upon exercising an option that is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable or non-forfeitable shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.
Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (1) the fair market value of the ISO shares at the date of exercise minus the exercise price and (2) the amount realized upon the disposition of the ISO shares minus the exercise price. For all options, a participant’s sale of shares acquired by exercise of the option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares. The tax “basis” normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option’s exercise (or upon sale of the option shares in the case of an ISO). A participant’s sale of shares acquired by exercise of a SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in the shares, which normally is the amount he or she recognized as ordinary income in connection with the SAR’s exercise.
We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with the exercise of an option or SAR, but no tax deduction relating to a participant’s capital gains. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to selling the shares.
Awards other than options and SARs that result in a transfer to the participant of cash or shares or other property generally will have terms intended to meet applicable requirements under Section 409A of the Internal Revenue Code, which regulates deferred compensation. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if we grant an award of RSUs that has vested or requires or permits deferral of receipt of cash or shares under a vested award, the participant should not become subject to income tax until the time at which shares or cash are actually distributed, and we would become entitled to claim a tax deduction at that time.
On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, we can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.
Any award that is deemed to be a deferral arrangement (that is, not excluded or exempted under the tax regulations) will be subject to Section 409A of the Internal Revenue Code. Participant elections to defer compensation under such awards and as to the timing of distributions relating to such awards must meet requirements under Section 409A of the Internal Revenue Code in order for income taxation to be deferred upon vesting of the award and tax penalties to be avoided by the participant.
Some options and SARs may be subject to Section 409A of the Internal Revenue Code, which regulates deferral arrangements. In such case, the distribution to the participant of shares or cash relating to the award would have to be restricted in order for the participant not to be subject to tax and a tax penalty at the time of vesting. In particular, the participant’s discretionary exercise of the option or SAR could not be permitted over a period extending more than a year in most cases. If the distribution and other award terms meet Section 409A of the Internal Revenue Code’s requirements, the participant would realize ordinary income at the time of distribution of shares or cash rather than exercise, with the amount of ordinary income equal to the distribution date value of the shares or cash less any exercise price actually paid. We would not be entitled to a tax deduction at the time of exercise, but would become entitled to a tax deduction at the time shares are delivered at the end of the deferral period.
Section 162(m) of the Internal Revenue Code currently provides that if, in any year, the compensation that is paid to one of our named executive officers (or any person who was a named executive officer for any year beginning with 2017) exceeds $1,000,000, any amounts that exceed the $1,000,000 threshold will generally not be deductible by us for federal income tax purposes. In addition, compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Sections 4999 and 280G of the Internal Revenue Code.
The foregoing provides only a general description of the application of U.S. federal income tax laws to certain awards under the LTIP. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to participants in the LTIP, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the LTIP (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address in any detail the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.
No awards have been granted at this time subject to the approval of the proposed amendment of the LTIP. If stockholders do not approve the proposed amendment of the LTIP, the LTIP will remain in effect in accordance with its current terms.
New Plan Benefits
All future awards to directors, executive officers and employees will be made at the discretion of the Board or the Compensation Committee. Therefore, we cannot determine future benefits under the LTIP at this time. Information regarding our recent practices with respect to equity-based compensation under the LTIP is presented elsewhere in this Proxy Statement and in our annual report on Form 10-K for the fiscal year ended December 31, 2020.
Equity Compensation Plan Information
The following table provides information about the shares of our Class A common stock that may be issued upon the exercise of stock options, warrants and other stock rights under all of our equity compensation plans as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders (1)	4,122,027	$0	2,469,971
Equity compensation plans not approved by security holders	-	-	-

(1)     The “Equity compensation plans approved by security holders” includes 2,219,971 shares of Class A common stock that may be issued under the LTIP and 250,000 shares of Class A common stock that may be issued under the ESPP.
(2)     Since all outstanding awards consist of RSUs, which do not have an exercise price, the weighted average exercise price for all outstanding awards is $0.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF
THE AMENDMENT TO THE LONG-TERM INCENTIVE PLAN

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm (“independent auditor”) for the fiscal year ending December 31, 2021, and stockholders are being asked to ratify such appointment at the annual meeting.
Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.
Approval of the proposal to ratify the appointment of the independent auditor requires the affirmative vote of a majority of the shares entitled to vote represented at the meeting. If the appointment is not ratified by stockholders, the Audit Committee will reconsider such appointment and may choose in its sole discretion to confirm the appointment of Deloitte & Touche LLP or to engage a different firm to serve as the Company’s independent auditor.
Fees Paid to our Independent Registered Public Accounting Firm
Aggregate fees billed to us for the fiscal year ended December 31, 2020 by our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates were approximately:

	2020 Fees ($ in millions)	2019 Fees ($ in millions)
Audit Fees:	$0.75	$1.41
Audit-Related Fees:	$0.02	$0.03
Tax Fees:	$0.37	$0.73
All Other Fees:	-	-
The Audit Fees listed above were billed in connection with the audit of our annual consolidated financial statements included in our Annual Reports on Form 10-K, the reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q and for 2019, other professional services related to our IPO, including in relation to our registration statement on Form S-1. Audit-Related Fees listed above for 2020 were billed for a consent in connection with a Form S-8 and for 2019 were billed in connection with a comfort letter issued in connection with underwriters’ partial exercise of their over-allotment option and a consent in connection with a Form S-8. The Tax Fees listed above for 2020 and 2019 were billed for tax compliance and advice. All of the fees set forth in the table above were pre-approved by either the Scientific Games Audit Committee (for the period prior to the IPO and formation of our Audit Committee) and by our Audit Committee for the period after the IPO and formation of our Audit Committee in accordance with the procedures described below.

Pre-Approval Policy for Services Performed by our Independent Registered Public Accounting Firm
The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent auditor.
The Audit Committee has adopted an auditor pre-approval policy that sets forth the procedures and conditions pursuant to which pre-approval may be given for services performed by the independent auditor. Under the policy, the Audit Committee must give prior approval for any amount or type of service within four categories - audit, audit-related, tax services or, to the extent permitted by law, other services - that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories at maximum pre-approved fee levels. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the auditor is best-positioned to provide the most cost-effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval, provided the member reports any approval so given to the Audit Committee at its next scheduled meeting.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021
OTHER MATTERS
We are not aware of any matter other than those described in this Proxy Statement that will be acted upon at the annual meeting. In the event that any other matter properly comes before the meeting for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matter.
We will pay the costs of proxy solicitation. Proxies are being solicited primarily by mail, but, in addition, our officers and employees may solicit proxies in person, by telephone or electronically.
STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING
Proxy Statement Proposals
Pursuant to Rule 14a-8 under the Exchange Act, if a person wants to submit a proposal for inclusion in our proxy materials for the 2022 annual meeting of stockholders, it must be received at our principal executive offices, 6601 Bermuda Road, Las Vegas, Nevada 89119, Attention: Secretary, not less than 120 days before the anniversary of the date this Proxy Statement is released to stockholders, unless the date of the 2022 annual meeting of stockholders is more than 30 days before or after June 9, 2022, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. Since this Proxy Statement will be first mailed to our stockholders on April 28, 2021, the proposal must be received not later than December 29, 2021. In order to avoid controversy, stockholders should submit proposals by means, including electronic means, which permit them to prove the date of delivery.
Other Proposals and Nominations
For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2022 annual meeting of stockholders, stockholders are advised to review our Amended and Restated Bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, any such stockholder proposal or director nomination must be received between February 9, 2022 and the close of business on March 11, 2022 for the 2022 annual meeting of stockholders. In the event that the 2022 annual meeting of stockholders is convened more than 30 days prior to or delayed by more than 60 days after June 9, 2022, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the 2022 annual meeting of stockholders and no later than the later of (i) the 90th day prior to the 2022 annual meeting of stockholders and (ii) the tenth day following the day on which we publicly announce the date of the 2022 annual meeting of stockholders if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting.
All proposals should be sent to our principal executive offices at 6601 Bermuda Road, Las Vegas, Nevada 89119, Attention: Secretary.
These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.
A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable rules of the SEC.
Copies of our Amended and Restated Bylaws can be accessed through the Investors - Corporate Governance - Bylaws link on our website at www.sciplay.com, or are available by request to the Secretary at the address set forth above.
Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By Order of the Board of Directors

Dated: April 26, 2021	Michael F. Winterscheidt Chief Accounting Officer and Secretary

Appendix A
Reconciliation of STIP Revenue to Revenue and Adjusted EBITDA and STIP AEBITDA to Net Income
We use Short Term Incentive Plan (“STIP”) Revenue, Adjusted EBITDA and STIP AEBITDA, all non-GAAP measures, as metrics for purposes of determining incentive compensation payouts. STIP Revenue is defined as consolidated SciPlay revenue calculated under GAAP, with the removal of revenue attributable to acquisitions. Adjusted EBITDA and STIP AEBITDA include net income attributable to SciPlay, before: (1) net income attributable to noncontrolling interest; (2) interest expense; (3) income tax (benefit) expense; (4) depreciation and amortization; (5) restructuring and other, which includes charges or expenses attributable to: (a) employee severance; (b) management changes; (c) restructuring and integration; (d) M&A and other, which includes: (i) M&A transaction costs; (ii) purchase accounting adjustments; (iii) unusual items (including certain legal settlements); and (iv) other non-cash items; and (e) cost-savings initiatives; (6) stock-based compensation; (7) loss (gain) on debt financing transactions; (8) other expense (income) including foreign currency (gains) and losses; (9) in the case of STIP AEBITDA only, other adjustments for (a) financial results attributable to acquisitions; (b) royalties paid under our intercompany license agreement to Scientific Games for use of third party intellectual property; (c) service fees paid to Scientific Games; and (d) public company related costs.
The following table reconciles STIP Revenue to revenue

($ in millions)	Year Ended December 31, 2020

Revenue	$582.2
STIP Adjustments:
Less revenue attributable to acquisitions	(4.2)
STIP Revenue	$578.0

A-1

The following table reconciles Adjusted EBITDA and STIP AEBITDA to net income:

($ in millions)	Year Ended December 31, 2020

Net income attributable to SciPlay	$20.9
Net income attributable to noncontrolling interest	125.1
Net income	146.0
Restructuring and other	2.0
Depreciation and amortization	9.7
Income tax expense	8.4
Stock-based compensation	22.0
Other expense, net	0.6
SciPlay Adjusted EBITDA	188.7
STIP Adjustments:
Results attributable to acquisitions	(0.3)
Third-party intellectual property	3.9
Scientific Games service fee	4.9
Public company related costs	5.7
STIP AEBITDA	$202.9

A-2

Appendix B
AMENDED AND RESTATED SCIPLAY CORPORATION LONG-TERM INCENTIVE PLAN

1.    Purpose. The purpose of this amended and restated Long-Term Incentive Plan (the “Plan”), is to assist SciPlay Corporation, a Nevada corporation (the “Company”), and its subsidiaries in attracting, retaining, motivating and rewarding executives, directors, employees, and other persons who provide services to the Company and/or its subsidiaries, to provide for equitable and competitive compensation opportunities, to encourage long-term service, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of participants with those of stockholders. The Plan authorizes stock-based and cash-based performance incentives for participants, to encourage such persons to expend their maximum efforts in the creation of stockholder value.
2.    Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:
(a)    “409A Awards” means Awards that constitute a deferral of compensation under Code Section 409A.
(b)    “Award” means any award of Options, SARs, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalents, Other Stock-Based Award or Performance Award together with any other right or interest granted to a Participant under the Plan.
(c)    “Beneficiary” means the person, persons, trust, or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.
(d)    “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.
(e)    “Board” means the Company’s Board of Directors.
(f)    “Change in Control” means Change in Control as defined with related terms in Section 9 hereof.
(g)    “Change in Control Price” means the amount calculated in accordance with Section 9(c) hereof.
(h)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations, proposed regulations and other applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.
(i)    “Committee” means the Compensation Committee of the Board, the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Board and other corporate governance documents of the Company, or another committee or subcommittee of the Board as appointed by the Board, to the extent permitted by applicable law. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee’s Charter or the Plan.
(j)    “Continuing Company” means the entity resulting from the consummation of a transaction involving the Company, including a corporation or entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

(k)    “Deferred Stock” means a conditional right, granted to a Participant under Section 6(e) hereof, to receive Stock, at the end of a specified vesting and/or deferral period.
(l)    “Dividend Equivalent” means a conditional right, granted to a Participant under Section 6(g) hereof, to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock.
(m)    “Eligible Person” means each executive officer and other officer or employee of the Company or any of its subsidiaries or affiliates, including each such person who may also be a director of the Company, each non-employee director of the Company, each other consultant or adviser who provides substantial services to the Company and/or its subsidiaries or affiliates and who is designated as eligible by the Committee, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan.
(n)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.
(o)    “Fair Market Value” means, as of any given date, the fair market value of Stock, Awards, or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the average of the high and low sales prices of Stock on a given date or, if there are no sales on that date, on the latest previous date on which there were sales, reported for composite transactions in securities listed on the principal trading market on which Stock is then listed. Fair Market Value relating to the exercise price or grant price of any Option or SAR that is intended to be a Non-409A Award shall conform to requirements under Code Section 409A.
(p)    “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto.
(q)    “Non-409A Awards” means Awards that do not constitute a deferral of compensation under Code Section 409A. Although the Committee retains authority under the Plan to grant Awards on terms that will qualify them as 409A Awards, Awards will be interpreted in a manner such that they will qualify as Non-409A Awards (with conforming terms, as provided in Section 10(h) hereof) unless otherwise expressly specified by the Committee.
(r)    “Option” means a conditional right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.
(s)    “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h) hereof.
(t)    “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.
(u)    “Performance Award” means a conditional right, granted to a Participant under Section 7 hereof, to receive cash, Stock, or other Awards or payments, as determined by the Committee, based upon the achievement of performance criteria specified by the Committee.
(v)    “Performance Goals” means: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items or other adjustments; (4) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value created; (7) operating margin or operating expense; (8) net income; (9) Stock price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, new products, ventures or facilities, cost targets, internal controls, compliance, customer satisfaction and services, human resources management, supervision of litigation and information technology and goals relating to acquisitions or divestitures of subsidiaries, affiliates, joint ventures or facilities, in each case, in absolute terms, as a goal relative to performance in prior periods or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.
(w)    “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.
(x)    “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
(y)    “Stock” means the Company’s Class A Common Stock, $0.001 par value, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.
(z)    “Stock Appreciation Rights” or “SAR” means a conditional right granted to a Participant under Section 6(c) hereof.
(aa)    “Voting Securities” means voting securities of an entity, which in the case of a corporation, shall mean those securities eligible to vote for the election of the corporation’s board of directors.
3.    Administration.
(a)    Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number, and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions, or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors, and may perform any function of the Committee under the Plan for any purpose (subject to Nasdaq Listing Rule 5635(c)), including for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof, or other persons claiming rights from or through a Participant, and stockholders.
(b)    Manner of Exercise of Committee Authority. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may otherwise act with members of the Committee abstaining or recusing themselves to ensure compliance with regulatory requirements or to promote effective governance, as determined by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the fullest extent permitted under Section 78.200 and other applicable provisions of the Nevada Revised Statutes. The Committee may appoint agents to assist it in administering the Plan.

(c)    Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, certified public accountants, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination. The foregoing right of indemnification shall not be available to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of the person seeking indemnity giving rise to the indemnification claim resulted from such person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s organizational documents relating to the creation and governance of the Company or the Committee, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
4.    Shares Available Under the Plan.
(a)    Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be equal to the sum of 3,000,000 plus 6,500,000, all of which may be granted as ISOs. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.
(b)    Share Counting Rules. Subject to the provisions of this Section 4(b), the Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Any shares which are (i) underlying an Option or SAR which is cancelled or terminated without having been exercised, including due to expiration or forfeiture, (ii) subject to an Award (other than an Option or SAR) which is cancelled, terminated or forfeited, (iii) not delivered to a Participant because all or a portion of the Award is settled in cash, (iv) withheld upon exercise of an Option to satisfy the exercise price (including the Option shares equal to the number of shares separately surrendered to pay the exercise price), (v) subject to a SAR but in excess of the number of shares actually delivered to the Participant upon exercise of the SAR, or (vi) withheld in connection with an Award to satisfy tax withholding obligations, shall in each case again be available for Awards under the Plan. Shares repurchased on the open market with the proceeds from the exercise of an Option may not again be made available for Awards under the Plan. The payment of dividends and Dividend Equivalents, other than in shares of Stock, in conjunction with outstanding Awards shall not be counted against the shares available for Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business except as may be required by reason of Section 422 of the Code. This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code. Because shares will count against the number reserved in Section 4(a) upon delivery (or later vesting) and subject to the share counting rules under this Section 4(b), the Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.
5.    Eligibility; Per-Person Award Limitations.
(a)    Grants to Eligible Persons. Awards may be granted under the Plan only to Eligible Persons.
(b)    Annual Per Person Limits. Subject to adjustment as provided in Section 10(c), (i) with respect to any Awards denominated in Shares, no more than 50,000 Shares may be subject to such Awards granted to any one non-employee director in any fiscal year of the Company under the Plan and (ii) with respect to Awards not denominated in Shares, including cash retainer fees, the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to such Awards to any one non-employee director in any fiscal year of the Company shall be equal to $500,000. For the avoidance of doubt, the Board may award compensation in excess of the limits set forth in clauses (i) and (ii) for individual non-employee directors in consideration for additional services provided to the Company (e.g., consulting services), as the Board may determine in its discretion. Subject to adjustment as provided in Section 10(c), (A) with respect to any Awards denominated in Shares, no more than 1,250,000 Shares may be subject to such Awards granted to any one Eligible Person other than a non-employee director in any fiscal year of the Company under the Plan and (B) with respect to Awards not denominated in Shares, the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to such Awards to any one Eligible Person other than a non-employee director in any fiscal year of the Company under the Plan shall be equal to $3 million. For these purposes, an Eligible Person’s annual limits pursuant to clause (i) or (A), as applicable, are used to the extent a number of Shares may be potentially received under an Award, regardless of whether such Shares are in fact received.
6.    Specific Terms of Awards.
(a)    General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 10(e) and 10(h) hereof), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan, subject to Section 10(h) hereof. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Nevada Revised Statutes, and may otherwise require payment of consideration for an Award except as limited by the Plan.
(b)    Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:
(i)    Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option except that, in connection with a merger, consolidation or reorganization of the Company or any of its subsidiaries, the Committee may grant Options with an exercise price per share less than the market value of the Common Stock on the date of grant if such Options are granted in exchange for, or upon conversion of, options to purchase capital stock of any other entity which is a party to such merger, consolidation or reorganization, and such Option so granted does not enlarge the aggregate in-the-money value of the original award at the acquisition date.
(ii)    Time and Method of Exercise. The Committee shall determine the term of the Option, subject to Section 8(b) hereof, and the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), whether or not the Option will be a 409A Award or Non-409A Award, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment (subject to Sections 10(h) and (i) hereof), including, without limitation, cash, Stock (including Stock deliverable upon exercise, other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including, to the extent permitted under Code Section 409A, deferred delivery of shares as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(iii)    ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. ISOs may be granted only to employees of the Company or any of its subsidiaries. To the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which ISOs granted under this Plan and all other plans of the Company and any subsidiary are first exercisable by any employee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under Code Section 422, such Options shall be treated as Options that are not ISOs.
(c)    Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:
(i)    Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price per share of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.
(ii)    Other Terms. The Committee shall determine, at the date of grant or thereafter, the term of each SAR, subject to Section 8(b) hereof, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not the SAR will be a 409A Award or Non-409A Award, and any other terms and conditions of any SAR. The Committee may require that an outstanding Option be exchanged for a SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option.
(d)    Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:
(i)    Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture, and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) hereof, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Participant.
(ii)    Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.
(iii)    Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and/or that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
(iv)    Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Stock distributed in connection with a Stock split or Stock dividend, and cash or other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock, cash or other property has been distributed.
(e)    Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock at the end of a specified vesting and/or deferral period, subject to the following terms and conditions:
(i)    Award and Restrictions. Settlement of an Award of Deferred Stock shall occur upon satisfaction of the vesting criteria and/or expiration of the deferral period specified for such Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.
(ii)    Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable vesting and/or deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to vesting and/or deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock. Deferred Stock subject to a risk of forfeiture may be called “restricted stock units” or otherwise designated by the Committee.
(iii)    Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be awarded. Such Dividend Equivalents shall either accrue with respect to such Deferred Stock at the dividend payment date in cash or in shares of Stock or additional Awards of Deferred Stock having a Fair Market Value equal to the amount of such dividends, in each case, subject to the same vesting and/or deferral conditions as the underlying Award of Deferred Stock to which such Dividend Equivalents relate. Dividend Equivalents accrued in cash may be deemed invested in such investment vehicles as the Committee shall determine or permit the Participant to elect.
(f)    Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.
(g)    Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify. The foregoing notwithstanding, (i) dividends and dividend equivalents will not be credited or payable with respect to an Option or SAR, except that this provision will not limit adjustments authorized under Section 10(c) hereof; and (ii) in the event Dividend Equivalents are awarded in connection with another Award, the Participant shall receive such Dividend Equivalents only to the extent that the applicable vesting criteria for such Award have been satisfied and, in the case of Dividend Equivalents relating to a Performance Award, such Dividend Equivalents shall be forfeitable to the extent the related Performance Award remains forfeitable upon failure to achieve the specified performance conditions.

(h)    Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.
7.    Performance Awards. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, or the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee, including any Performance Goals; provided that, in the case of non-employee directors, the Committee may grant cash retainers or other fees that are not subject to performance conditions. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except in the case of any Performance Award denominated in shares at the grant date (i.e., an Award classified as equity under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718 (“FASB ASC Topic 718”)), no discretion to increase the amounts payable (except as provided under Section 10(c) hereof) shall be reserved unless such reservation of discretion is expressly stated by the Committee at the time it acts to authorize or approve the grant of such Performance Award.
8.    Certain Provisions Applicable to Awards.
(a)    Substitute Awards. Subject to the restrictions on “repricing” set forth in Section 10(e) hereof, Awards granted under the Plan may, in the discretion of the Committee, be granted in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate.
(b)    Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or, in the case of an ISO, such shorter term as may be required under Code Section 422).
(c)    Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Sections 10(h) and (i) hereof) and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control, subject to Sections 10(h) and (i) hereof). Installment or deferred payments may be required by the Committee (subject to Sections 10(e) and 10(h) hereof, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any payment deferred pursuant to this Section 8(c) shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the Participant in the future. In the case of any 409A Award that is vested and no longer subject to a risk of forfeiture

(within the meaning of Code Section 83) and deferred at the election of the Participant, such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in accordance with Code Section 409A(a)(2)(B)(ii).
(d)    Additional Award Forfeiture Provisions. The Committee may condition a Participant’s right to receive a grant of an Award, to exercise the Award, to retain Stock acquired in connection with an Award, or to retain the profit or gain realized by a Participant in connection with an Award, including cash received upon sale of Stock acquired in connection with an Award, upon compliance by the Participant with specified conditions relating to non-competition, confidentiality of information relating to the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its officers, directors and affiliates, the absence of a restatement of the Company’s financial statements, and other restrictions upon, or covenants of, the Participant, including during specified periods following termination of employment or service to the Company.
(e)    Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner intended to cause each transaction with respect to such Participant to be exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b), except that this provision shall not limit sales by such a Participant, and such a Participant may elect to engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 10(i)) in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.
(f)    Prohibition on Loans. No term of an Award shall provide for a personal loan to a Participant.
(g)    Forfeiture and Clawback Provisions. Each Award (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of such Award or upon the receipt or resale of any shares of Stock, cash or other property underlying such Award) shall be subject to the provisions of any clawback policy implemented by the Company, whether or not such clawback policy was in place at the time of grant of such Award, to the extent set forth in such clawback policy and/or in the agreement evidencing such Award.
9.    Change in Control.
(a)    Effect of “Change in Control.” In the event of a “Change in Control,” the following provisions shall apply unless otherwise provided in the Award agreement:
(i)    Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof;
(ii)    The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse, such Awards shall be deemed fully vested as of the time of the Change in Control and, except as otherwise provided in an award agreement or in the Plan, consideration in respect of such awards shall be payable within 60 days following the time of the Change in Control, in each case, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and (iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee.

The foregoing notwithstanding, any benefit or right provided under this Section 9 in the case of any Non-409A Award shall be limited to those benefits and rights permitted under Code Section 409A, and any benefit or right provided under this Section 9 that would result in a distribution of a 409A Award at a time or in a manner not permitted by Code Section 409A shall be limited to the extent necessary so that the distribution is permitted under Code Section 409A. For this purpose, the distribution of a 409A Award (i) triggered by a Change in Control will occur within 60 days following a Change in Control if the Change in Control also constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, in each case, within the meaning of Code Section 409A(a)(2)(A)(v) and the applicable regulations thereunder, otherwise distribution will occur at the earliest time permitted under Code Section 409A without incurring additional taxes or penalties; and (ii) triggered by a termination of employment with or service to the Company or a subsidiary following a Change in Control by a specified employee, within the meaning of Code Section 409A(a)(2)(B)(i), will not occur until the first business day following the date that is six months after such termination.
(b)    Definition of “Change in Control.” A “Change in Control” shall mean the occurrence of any of the following:
(i)    when any “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act, directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of at least 40% of the Company’s Voting Securities;
(ii)    the consummation of a transaction requiring stockholder approval for the acquisition of the Company by an entity (e.g., a statutory merger in which the Company’s securities are canceled) or for the purchase by an entity of substantially all of the assets of the Company; or (iii) if Scientific Games Corporation or one of its subsidiaries continues to hold more than 50% of the Company Voting Securities, a “Change in Control” of Scientific Games Corporation as defined in the Scientific Games Corporation 2003 Incentive Compensation Plan, as amended from time to time.
For purposes of clauses (i) and (ii) of this definition, neither “person” nor entity shall include the Company, any subsidiary, Scientific Games Corporation or any of its subsidiaries or any benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee). Furthermore, for purposes of clauses (i) and (ii) of this definition, a transaction, or acquisition pursuant to such transaction, shall not constitute a “Change in Control” if immediately following such transaction:
(A)    substantially all of the “persons” who were “beneficial owners” of the Company’s Voting Securities immediately prior to the consummation of the transaction continue to beneficially own, directly or indirectly, more than 50% of the Voting Securities of the Continuing Company in substantially the same proportions as their ownership immediately prior to such consummation of the Voting Securities; and
(B)    a majority of the directors of the Continuing Company were members of the Board immediately prior to the consummation of the transaction.
10.    General Provisions.
(a)    Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 10(h) hereof, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.
(b)    Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights may be transferred for estate planning purposes to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any term and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
(c)    Adjustments. In the event that any large and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate or, in the case of any outstanding Award, necessary in order to prevent dilution or enlargement of the rights of the Participant, then the Committee shall, in such equitable manner as it may determine, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5(b) hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, and (iv) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Sections 10(h) and (i) hereof). In furtherance of the foregoing, a Participant who has a legally binding right to compensation under an outstanding Award shall have a legal right to an adjustment to such Award if the Award constitutes a “share-based payment arrangement” and there occurs an “equity restructuring” as such terms are defined under FASB ASC Topic 718. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets, including, without limitation, a Change in Control) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that adjustments to Non-409A Awards will be made only to the extent permitted under Code Section 409A. Furthermore, in the event of the occurrence of any transaction or event as described in the preceding sentence, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate may: (A) provide for the termination of any Award in exchange for an amount of cash and/or other property with an aggregate value equal to the value of such Award, as determined by the Committee in its sole discretion; (B) provide that an Award shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Committee; or (C) replace such Award with other rights or property selected by the Committee.

(d)    Taxes. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, or require a Participant to remit, any payment relating to an Award, including from a distribution of Stock, or any other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection therewith, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis, in the discretion of the Committee, or in satisfaction of other tax obligations if such withholding will not result in additional accounting expense to the Company. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of Stock will not result in additional accounting expense to the Company.
(e)    Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting the record date for which is at or following the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. (For this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant.) The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award agreement relating thereto; provided that the Committee shall have no authority to waive or modify any Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification; and provided further, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Without the prior approval of stockholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a “repricing.” For this purpose, a “repricing” means: (i) amending the terms of an Option or SAR after it is granted to lower its exercise price, except pursuant to Section 10(c) hereof; (ii) any other action that is treated as a repricing under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its exercise or grant price is equal to or greater than the fair market value of the underlying Stock, in exchange for another Option, Restricted Stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or other similar corporate transaction. A cancellation and exchange described in clause (iii) of the preceding sentence will be considered a repricing regardless of whether the Option, Restricted Stock, or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the Option holder.
(f)    Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.
(g)    Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards, or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.
(h)    Certain Limitations on Awards to Ensure Compliance with Code Section 409A. For purposes of the Plan, references to an Award term or event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A mean, for a 409A Award, that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Code Section 409A and, for a Non-409A Award, that the term or event will not cause the Award to be treated as subject to Code Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Code Section 409A, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Code Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Code Section 409A, any distribution subject to Code Section 409A(a)(2)(A)(i) (separation from service) and the applicable regulations thereunder to a “specified employee” as defined under Code Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Code Section 409A(a)(2)(B)(i) and the applicable regulations thereunder, and any authorization of payment of cash to settle a Non-409A Award shall apply only to the extent permitted under Code Section 409A for such Award. To further ensure compliance with the requirements of Code Section 409A, Awards shall be subject to the Company’s Section 409A Compliance Rules, if any. The Company makes no representations or warranties as to the tax treatment of any Award under Code Section 409A or otherwise. The Company shall have no obligation under this Section 10(h) or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Code Section 409A with respect to any Award and shall have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Code Section 409A.
(i)    Nonexclusivity of the Plan. The effectiveness of the Plan shall not be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.
(j)    Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(k)    Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States (a “Non-US Participant”) in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 10(1) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Pursuant to, and not limiting the generality of, the foregoing, the Committee shall have authority to adopt subplans or other non-U.S. appendices for Non-US Participants to provide Awards on terms and conditions that (i) qualify such Awards for favorable tax treatment under any applicable non-US laws or regulations or (ii) are otherwise necessary or appropriate in order that such Awards comply with applicable non-U.S. laws or regulations, or receive favorable treatment under such laws or regulations.
(l)    Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the Nevada Revised Statutes, the contract and other laws of the State of Nevada without giving effect to principles of conflicts of laws, and applicable federal law.
(m)    Section 83(b) Election. No Participant may make an election under Code Section 83(b) with respect to any Award under the Plan without the consent of the Committee, which the Committee may grant (prospectively or retroactively) or withhold in its sole discretion. If, with the consent of the Committee, a Participant makes an election under Code Section 83(b) to be taxed with respect to Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Code Section 83(a), the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.
(n)    Plan Effective Date and Termination. The Plan was approved by the Company’s stockholders on May 1, 2019 and became effective upon the effective date of the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission in connection with the initial public offering of the Stock. The Plan was amended and restated upon its approval by the Company’s stockholders on June [●], 2021. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan; provided, however, that no new Awards may be granted more than ten years after the date of the latest approval of the Plan by stockholders of the Company.
(o)    Section 162(m). To the maximum extent permitted under Code Section 162(m) and applicable law, Awards under the Plan shall not be subject to the deduction limit set forth in U.S. Treasury Regulation 1.162-27(b) pursuant to Code Section 162(m) and the rules and regulations promulgated thereunder, including to the extent such Awards may qualify for any post-public offering reliance period deduction limit exception set forth in U.S. Treasury Regulation 1.162-27(f) (or any successor thereto), and the Plan and Awards shall be interpreted accordingly.

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SCIPLAY CORPORATION 6601 BERMUDA ROAD LAS VEGAS, NV 89119
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SCIPLAY CORPORATION				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR proposal 1:
1	To elect five members of the Board of Directors to serve for the ensuing year and until their respective successors are duly elected and qualified. Nominees:			☐	☐	☐
01)	Barry L. Cottle	04)	Michael Marchetti
02)	Joshua J. Wilson	05)	William C. Thompson, Jr.
03)	Gerald D. Cohen

The Board of Directors recommends you vote FOR each of the following proposals 2 and 3:							For	Against	Abstain
2.	To approve an amendment and restatement of the Long-Term Incentive Plan to increase the number of shares authorized for issuance thereunder.						☐	☐	☐
3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.						☐	☐	☐
NOTE: To consider and act upon any other matter that may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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D45236-P54435

SCIPLAY CORPORATION
6601 Bermuda Road, Las Vegas, NV 89119
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS - JUNE 9, 2021
The undersigned hereby appoints Michael D. Cody and Robert Gustafson, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to act for the undersigned and to vote the full number of shares of the Class A Common Stock or Class B Common Stock of SciPlay Corporation that the undersigned is entitled to vote at the virtual Annual Meeting of Stockholders of SciPlay Corporation to be held online via the Internet via a live webcast at 11:00 a.m. PDT on Wednesday, June 9, 2021, and at any adjournments or postponements thereof, in accordance with the instructions set forth on this proxy card, and in their discretion, with respect to all other matters that may properly come before the meeting. Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors.
(Continued and to be signed on reverse side)